UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒              Filed by a Party other than the Registrant ☐

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

Black Stone Minerals, L.P.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐      Fee paid previously with preliminary materials.

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Black Stone Minerals, L.P.
1001 Fannin Street
Suite 2020
Houston, Texas 77002

April 29, 2020

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS TO BE HELD ON JUNE 18, 2020

Dear Unitholders of Black Stone Minerals, L.P.:

Notice is hereby given that the 2020 annual meeting of limited partners (the “Annual Meeting”) of Black Stone Minerals, L.P. (the “Partnership”) will be held on June 18, 2020 at 12:00 p.m., Central Time, via live webcast, for the following purposes:

1.    to elect directors to the Board of Directors (the “Board”) of Black Stone Minerals GP, L.L.C., the general partner of the Partnership (the “General Partner”), each to serve until the 2021 annual meeting of limited partners and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal;

2.    to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as the Partnership’s independent registered public accounting firm for the year ending December 31, 2020;

3.    to approve, on a non-binding advisory basis, the compensation of the General Partner’s named executive officers for the year ended December 31, 2019; and

4.    to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our unitholders, this year’s Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting via the internet at https://web.lumiagm.com/255252993. Because the Annual Meeting is completely virtual and being conducted via the Internet, unitholders will not be able to attend the meeting in person.

The Board of the General Partner has fixed the close of business on April 20, 2020 as the record date for the Annual Meeting. Holders of record of the Partnership’s common units and preferred units as of the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission, the Partnership is providing access to its proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each unitholder. On or about April 29, 2020, the Partnership began mailing a Notice of Internet Availability of Proxy Materials to its unitholders of record detailing how to access the proxy materials electronically and how to submit a proxy by telephone, Internet, or mail or vote during the Annual Meeting. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials.

If your units are held in street name, you will receive instructions from the holder of record detailing how to direct the voting of your units. Internet and/or telephone voting will also be offered to unitholders holding units in street name.

The Partnership urges you to review the proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that your units will be represented at the Annual Meeting.

By Order of the Board of the General Partner,

/s/ Steve Putman

Steve Putman

Senior Vice President, General Counsel, and

Secretary of Black Stone Minerals GP, L.L.C.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON JUNE 18, 2020

The Notice of Annual Meeting, the Proxy Statement, a form of proxy card, and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019 are available at http://www.astproxyportal.com/ast/20065.

Black Stone Minerals, L.P.
1001 Fannin Street
Suite 2020
Houston, Texas 77002

PROXY STATEMENT
FOR
ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON JUNE 18, 2020

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Black Stone Minerals, L.P.
1001 Fannin Street
Suite 2020
Houston, Texas 77002

PROXY STATEMENT
FOR
ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD ON JUNE 18, 2020

Unless the context clearly indicates otherwise, references in this Proxy Statement to “BSMC” or “our predecessor,” refer to Black Stone Minerals Company, L.P. and its subsidiaries for time periods prior to the initial public offering of Black Stone Minerals, L.P. on May 6, 2015 (the “IPO”), and references to “we,” “our,” “us,” “the Partnership,” or like terms refer to Black Stone Minerals, L.P. and its subsidiaries for time periods subsequent to the IPO.

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Black Stone Minerals GP, L.L.C., our general partner (the “General Partner”), for use at our 2020 annual meeting of limited partners (the “Annual Meeting”) to be held on June 18, 2020, at 12:00 p.m. Central Time, and at any adjournment or postponement thereof. We will hold the Annual Meeting virtually via live webcast on the Internet at https://web.lumiagm.com/255252993. On or about April 29, 2020, we began mailing a Notice of Internet Availability of Proxy Materials to our unitholders of record detailing how to access the proxy materials electronically and how to submit a proxy by telephone, Internet, or mail or vote during the Annual Meeting. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials.

If your units are held in street name, you will receive instructions from the holder of record detailing how to direct the voting of your units. Internet and/or telephone voting will also be offered to unitholders holding units in street name.

GENERAL INFORMATION
Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our unitholders to consider and act upon the proposals described in this Proxy Statement and upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on our performance and respond to questions from unitholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, unitholders will be asked to consider and vote upon the following proposals:

1.    Proposal 1: to elect directors to the Board of the General Partner, each to serve until the 2021 annual meeting of limited partners (the “2021 Annual Meeting”) and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal;

2.    Proposal 2: to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020; and

3.    Proposal 3: to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2019.

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In addition, any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof will be considered. Management is not presently aware of any other business to properly come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote “FOR ALL” the director nominees to the Board of the General Partner set forth in this Proxy Statement (Proposal 1), “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2), and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers for the year ended December 31, 2019 (Proposal 3).

Right to Vote

Pursuant to the First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P., dated May 6, 2015, as amended (the “Partnership Agreement”), only holders of common units and preferred units on the Record Date (as defined below) are entitled to notice of, and to vote at, the Annual Meeting. Such unitholders will vote together as a single class. Holders of common units are entitled to one vote per unit at the Annual Meeting, and holders of preferred units are entitled to vote their preferred units on an “as-converted basis.”

If any person or group (other than the limited partners of BSMC prior to the IPO; their transferees; persons who acquired their units with the prior approval of the Board of the General Partner; holders of Series B preferred units in connection with any vote, consent, or approval of the Series B preferred units as a separate class; and persons who own 15% or more of any class as a result of any redemption or purchase of any other person’s units or similar action by us or any conversion of the Series B preferred units at our option) beneficially owns 15% or more of any class of common units or preferred units as of the Record Date, that person or group will not be entitled to notice of, and to vote at, the Annual Meeting.

In addition, solely with respect to the election of directors, the Partnership Agreement provides that we and the General Partner are not entitled to vote our units, if any, and such units will not be counted when calculating the required votes for the election of directors and will not be deemed outstanding for purposes of determining a quorum for the Annual Meeting. These units will not be treated as a separate class of partnership securities for purposes of the Partnership Agreement.

The Board has fixed the close of business on April 20, 2020 as the record date (the “Record Date”) for the determination of unitholders entitled to notice of, and to vote at, the Annual Meeting. As of close of business on the Record Date, there were, outstanding and entitled to vote, 206,709,448 common units held by 477 holders of record and 14,711,219 Series B preferred units held by 1 holder of record (representing 14,711,219 common units on an as-converted basis). In the aggregate, as of the Record Date, there were outstanding and entitled to vote 221,420,667 units.

A list of holders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1001 Fannin Street, Suite 2020, Houston, Texas, 77002 from April 29, 2020 to the date of our virtual Annual Meeting. A copy of this list will be provided to you at no charge upon written request to Investor Relations at Black Stone Minerals, L.P. at the above listed address. The list will also be available for inspection by any unitholder in attendance at the Annual Meeting.

Units held in a nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Voting Procedures

Registered Holders

If, on the Record Date, you hold units that are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a registered holder with respect to those units

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and entitled to notice of and to vote at the Annual Meeting. On or about April 29, 2020, we began mailing a Notice of Internet Availability of Proxy Materials to our registered holders of record detailing how to access the proxy materials electronically and how to submit a proxy by telephone, Internet, or mail or vote during the Annual Meeting. As a registered holder of record, you may vote your units by one of the following methods:

  By Internet. You may submit a proxy electronically via the Internet by following the on-screen instructions at www.voteproxy.com. Please have your Notice of Internet Availability of Proxy Materials, which includes your personal control number, in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Internet Availability of Proxy Materials.
  By Telephone. You may view the proxy materials and obtain the toll-free number to call at www.voteproxy.com. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Internet Availability of Proxy Materials.
  By Mail. If you request paper copies of the proxy materials, you may submit a proxy by signing, dating, and returning the proxy card in the pre-addressed envelope. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.
  During the Annual Meeting. You may vote your units during the Annual Meeting, virtually via the Internet. Please read “—Attending the Annual Meeting.”

If you submit an executed proxy but do not give voting instructions as to how your units should be voted on a particular proposal at the Annual Meeting, your units will be voted in accordance with the recommendation of the Board as stated in this Proxy Statement. If you are a registered holder and you do not submit a proxy or vote virtually during the Annual Meeting, your units will not be voted on the proposals or counted for the purpose of establishing a quorum at the Annual Meeting.

If you receive more than one Notice of Internet Availability of Proxy Materials, it is because your units are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Internet Availability of Proxy Materials received to ensure that all your units are voted.

Beneficial Owners

If you hold units in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner with respect to these units and hold such units in “street name.” If you are a beneficial owner of units on the Record Date, the brokerage firm, bank, or other nominee (the “intermediary”) will provide instructions detailing how to direct the voting of your units through the intermediary. The intermediary that holds your units is considered the holder of record for purposes of voting at the Annual Meeting. Internet and/or telephone voting is also generally offered to unitholders holding units in street name, but you must follow the instructions provided by the intermediary.

As a beneficial owner, you are also invited to attend the Annual Meeting virtually. However, since you are not the holder of record, you may not vote your units during the Annual Meeting unless you follow your intermediary’s procedures for obtaining a legal proxy.

After obtaining a valid legal proxy from your intermediary, to then register to vote at the Annual Meeting virtually, you must submit proof of your legal proxy reflecting the number of your units along with your name and email address to American Stock Transfer & Trust Company, LLC (“AST”). Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730.  Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

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Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 4, 2020.

You will receive a confirmation of your registration and 11-digit voter control number by email issued by AST after we receive your registration materials. You may attend the Annual Meeting virtually and vote your units at https://web.lumiagm.com/255252993 during the meeting. The password for the meeting is “bsmvirt20”. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time so that you have sufficient time to check in. Please read “—Attending the Annual Meeting.”

If you do not vote your units during the Annual Meeting or instruct the intermediary how to vote your units, the intermediary may vote your units as they decide for each matter for which they have discretionary authority under New York Stock Exchange (“NYSE”) rules. The election of directors (Proposal 1) and approval of the compensation of our named executive officers (Proposal 3) are non-discretionary matters, meaning that intermediaries do not have discretionary authority to vote unless they receive timely instruction from you. As such, for Proposals 1 and 3 to be voted on at the Annual Meeting, you must provide timely instructions on how the intermediary should vote your units. When an intermediary does not have discretion to vote on a particular matter, you have not given timely instructions on how the intermediary should vote your units, and the intermediary indicates it does not have authority to vote such units on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters, and, as such, broker non-votes will not be counted as a vote “FOR” or “AGAINST” Proposals 1 and 3.

The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2020 (Proposal 2) is a discretionary matter on which intermediaries may vote in the absence of timely instructions from you.

Attending the Annual Meeting

Only unitholders of record or their legal proxy holders as of the Record Date may attend the Annual Meeting. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/255252993. In order to vote or submit a question during the Annual Meeting, you will need an 11-digit voter control number included on your Notice of Internet Availability of Proxy Materials or proxy card, or provided by AST if you are a beneficial owner with the password of “bsmvirt20”. If you do not have an 11-digit voter control number issued by AST, you will be able to listen to the meeting only by registering as a guest. You will not be able to vote or submit your questions during the meeting.

The Annual Meeting will be held at 12:00 p.m., Central Time.

Revoking Your Proxy

If you are a registered holder, you may change your vote or revoke your proxy at any time before the units are voted at the Annual Meeting by:

  timely delivering a valid, later-dated, executed proxy card;
  timely submitting a proxy with new voting instructions through the Internet or by telephone prior to the time the Internet and telephone voting facilities are closed and no longer available (the date and time of which is specified on the Notice of Internet Availability of Proxy Materials);
  attending and voting, virtually via the Internet (attending the meeting without voting will not revoke any previously submitted proxy);
  or filing a written notice of revocation on or before the date of the Annual Meeting with the General Counsel of Black Stone Minerals, L.P. at 1001 Fannin Street, Suite 2020, Houston, Texas, 77002.
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If you are a beneficial owner and you submit voting instructions to your intermediary, you may change your vote by submitting new voting instructions in accordance with such intermediary’s procedures.

Quorum

The holders of a majority of the common units and preferred units (on an as-converted basis), in the aggregate, represented by virtual attendance or by proxy shall constitute a quorum at the Annual Meeting, unless any such action requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage. Proxies received but marked as abstentions and broker non-votes will be included in the number of units considered to be present at the Annual Meeting for purposes of establishing a quorum. The unitholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough unitholders to leave less than a quorum. In the absence of a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained, but no other business may be transacted, except as otherwise provided in the Partnership Agreement.

Required Votes

Election of Directors (Proposal 1)

Pursuant to the Partnership Agreement, the directors of the Board of the General Partner are elected by a plurality of the votes cast by the unitholders entitled to vote at the Annual Meeting. Each unitholder entitled to vote at the Annual Meeting is entitled to cumulate his or her votes in the election of directors and give one candidate, or divide among any number of candidates, a number of votes equal to the product of (x) the number of common units and preferred units (on an as-converted basis) held by the unitholder, multiplied by (y) the number of directors to be elected at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on the election of directors. In addition, as described below under “Majority Voting Policy,” each of the incumbent director nominees is required to tender his or her resignation as a director if he or she fails to receive at least a majority vote election to the Board of the General Partner.

Ratification of our Independent Registered Public Accounting Firm (Proposal 2)

Pursuant to the Partnership Agreement, the proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020 requires approval by a majority of the votes cast by the unitholders entitled to vote at the Annual Meeting. Abstentions will be counted for purposes of establishing quorum but otherwise will have no effect on this proposal. Because intermediaries will have discretion to vote units without the direction of their clients with respect to this proposal, there will not be any broker non-votes with respect to this proposal.

Approval of the Compensation of our Named Executive Officers (Proposal 3)

Pursuant to the Partnership Agreement, the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2019 requires approval by a majority of the votes cast by the unitholders entitled to vote at the virtual Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on this proposal. While this vote does not bind the Board to any particular action, the Board values the input of the limited partners and will take into account the outcome of this vote in considering future compensation arrangements.

Solicitation of Proxies

This solicitation of proxies is being made by the Board of the General Partner, and we will bear all costs incurred in the solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our units. We may solicit proxies by mail, telephone, or via the Internet through our executive officers, directors, and other management employees, who will receive no additional compensation for their services.

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2019 Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available on our website at www.blackstoneminerals.com in the “SEC Filings” subsection of the “Investors” section. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each unitholder to whom a Notice of Internet Availability of Proxy Materials is delivered upon the written request of such person addressed to Investor Relations at Black Stone Minerals, L.P., 1001 Fannin Street, Suite 2020, Houston, Texas, 77002.

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PROPOSAL 1—ELECTION OF DIRECTORS

At the recommendation of the Nominating and Governance Committee of the Board, the Board of the General Partner has nominated the following individuals for election as directors of the Board of the General Partner, each to serve until the 2021 Annual Meeting and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal:

Carin M. Barth

Thomas L. Carter, Jr.

D. Mark DeWalch

Jerry V. Kyle, Jr.

Michael C. Linn

John H. Longmaid

William N. Mathis

William E. Randall

Alexander D. Stuart

Allison K. Thacker

Each director nominee is currently serving on the Board of the General Partner. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below in each director’s biographical information under the heading “Executive Officers and Directors.”

The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes cast by the unitholders entitled to vote at the Annual Meeting. Each unitholder entitled to vote at the Annual Meeting is entitled to cumulate his or her votes in the election of directors and give one candidate, or divide among any number of candidates, a number of votes equal to the product of (x) the number of common units and preferred units (on an as-converted basis) held by the unitholder, multiplied by (y) the number of directors to be elected at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors. In addition, as described below under “Majority Voting Policy,” each of the incumbent director nominees is required to tender his or her resignation as a director if he or she fails to receive at least a majority vote election to the Board of the General Partner.

Unless otherwise indicated on the proxy, the persons named as proxies will vote “FOR ALL” of the nominees listed above. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board of the General Partner.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

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EXECUTIVE OFFICERS AND DIRECTORS

The following table shows information for the executive officers and directors of the General Partner. Executive officers serve at the discretion of the Board. Directors hold office until their successors are duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age as of the Annual Meeting	Position With The General Partner
Thomas L. Carter, Jr.*	68	Chairman and Chief Executive Officer
Jeffrey P. Wood	49	President and Chief Financial Officer
Steve Putman	45	Senior Vice President, General Counsel, and Secretary
Dawn K. Smajstrla	49	Vice President and Chief Accounting Officer
William G. Bardel	80	Director
Carin M. Barth*	57	Director
D. Mark DeWalch*	58	Director
Ricky J. Haeflinger	64	Director
Jerry V. Kyle, Jr.*	59	Director
Michael C. Linn*	68	Director
John H. Longmaid*	74	Director
William N. Mathis*	54	Director
William E. Randall *	53	Director
Alexander D. Stuart*	69	Director
Allison K. Thacker*	46	Director

*	Nominated for election to the Board at the 2020 Annual Meeting

Thomas L. Carter, Jr. Mr. Carter has served as Chairman and Chief Executive Officer of the General Partner since November 2014. Mr. Carter served as President of the General Partner from November 2014 to June 2018. Mr. Carter founded BSMC, our predecessor, and served as President, Chief Executive Officer, and Chairman of Black Stone Natural Resources, L.L.C. (“BSNR”), the former general partner of BSMC, from 1998 to 2015. Mr. Carter served as Managing General Partner of W.T. Carter & Bro. from 1987 to 1992 and Black Stone Energy Company from 1980 to present, both of which preceded the General Partner. Mr. Carter founded Black Stone Energy Company, BSMC’s operating and exploration subsidiary, in 1980. From 1978 to 1980, Mr. Carter served as a lending officer in the Energy Department of Texas Commerce Bank in Houston, Texas, after serving in various other roles from 1975. Mr. Carter received M.B.A. and B.B.A. degrees from the University of Texas at Austin. Mr. Carter served as a director of Carrizo Oil & Gas Inc. from 2005 to 2019. He has served in various capacities at Episcopal High School in Houston, Texas since 2004, including as a Trustee and a member of its executive committee. Mr. Carter currently serves on Episcopal High School’s advisory board and as a Trustee Emeritus of The Lawrenceville School. Mr. Carter also serves on the University Lands Advisory Board.

Mr. Carter’s extensive industry and executive management experience and his background in finance qualify him to serve on the Board of the General Partner.

Jeffrey P. Wood. Mr. Wood has served as President and Chief Financial Officer of the General Partner since June 2018 and November 2016, respectively. Mr. Wood served as Senior Vice President of the General Partner from November 2016 to June 2018. Mr. Wood has over 20 years of senior financial leadership and capital markets experience, most recently as Executive Vice President and Chief Financial Officer of Siluria Technologies, Inc., a leading innovator of process technologies for the energy and petrochemical industries. Prior to Siluria, Mr. Wood was Senior Vice President and Chief Financial Officer of Eagle Rock Energy Partners, a publicly traded master limited partnership with upstream, midstream, and minerals operations. Prior to Eagle Rock, Mr. Wood spent 11 years at Lehman Brothers Holdings, Inc. in a number of investment banking and investment management positions focused primarily on the MLP sector. Mr. Wood started his career in public accounting with Price Waterhouse LLP. He has an MBA from the University of Chicago, Booth School of Business and a BA from Baylor University. Mr. Wood also serves as a member of the board of directors of the general partner of USD Partners LP and serves as Chairman of the audit committee and as a member of the conflicts committee.

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Steve Putman. Mr. Putman has served as Senior Vice President, General Counsel, and Secretary of the General Partner since November 2014. Mr. Putman served as Senior Vice President, General Counsel, and Secretary of BSNR from 2013 to 2015. Prior to joining BSMC, Mr. Putman was Managing Director and General Counsel of Quintana Capital Group from 2008 to 2013 and Vice President, General Counsel, and Secretary of Quintana Maritime Limited from 2005 to 2008. He also worked as an associate at Vinson & Elkins L.L.P. from 2001 to 2005 and Mayer Brown LLP from 2000 to 2001. Mr. Putman received a B.A. from the University of Texas at Austin and a J.D. from the University of Chicago. He is licensed to practice law in the states of Texas and Illinois.

Dawn K. Smajstrla. Ms. Smajstrla has served as Vice President and Chief Accounting Officer of the General Partner since September 2015. Prior to joining the General Partner, she was employed at LRR Energy, LP from December 2013 to September 2015 as Vice President, Controller, and Chief Accounting Officer. She also worked at Goodrich Petroleum from 2010 through 2013 as Vice President, Controller, and Principal Accounting Officer. Ms. Smajstrla was employed by Anadarko Petroleum from 2008 to 2010 in financial reporting and corporate audit roles. Prior to joining Anadarko, Ms. Smajstrla worked in various financial reporting and corporate accounting roles for 13 years. Ms. Smajstrla received B.S. and M.B.A. degrees from The University of Houston. Ms. Smajstrla is a Certified Public Accountant.

William G. Bardel. Mr. Bardel has served as director of the General Partner since March 2015. Mr. Bardel served as director of BSNR from 2004 to 2015. He has acted as a financial consultant to a number of educational institutions since 2006. He previously served as the Chief Financial Officer of the Lawrenceville School, a preparatory high school in Lawrenceville, New Jersey, from 1994 until 2006. The Lawrenceville School had an annual budget of $40 million and an endowment of $200 million. Mr. Bardel served as a director of Hudson City Bancorp, Inc. from 2003 to 2015. From 1988 until 1994, Mr. Bardel was the head of the Government Advisory Group of Lehman Brothers in London, England. From 1984 to 1994, Mr. Bardel served as a managing director of Lehman Brothers. A graduate of Yale University, Mr. Bardel has a Masters degree from Oxford University where he was a Rhodes Scholar. Mr. Bardel received his J.D. from Harvard Law School.

Mr. Bardel brings valuable expertise to the Board of the General Partner due to his high level of familiarity with financial control issues and strategic planning, including time as a director for financial institutions.

Carin M. Barth. Ms. Barth has served as a director of the General Partner since March 2015. She has served as President of LB Capital, Inc., a private capital firm she co-founded in 1988, since 2005. She has also served on the boards of directors of Enterprise Products Holdings LLC since 2015; Group 1 Automotive, Inc. since 2017; BBVA USA Bancshares, Inc. (a subsidiary of BBVA Group) since 2020; and The Ronald McDonald House of Houston since 2007, and she has served as a trustee of The Welch Foundation since 2012. Ms. Barth served on the boards of directors of Halcón Resources Corporation from April 2019 to October 2019; Strategic Growth Bank Incorporated and its affiliate Capital Bank, N.A., a community banking operation, from 2010 to 2017; Western Refining, Inc., a public crude oil refiner and marketer of refined products, from 2006 to 2016; and the Bill Barrett Corporation, a public oil and natural gas exploration and development company, from 2012 to 2016. From 2008 to 2014, she served as a Commissioner to the Department of Public Safety for the State of Texas. She served as a member of the Board of Regents of Texas Tech University from 1999 to 2005 and was Chairman of the University’s endowment from 2001 to 2005, 2006 to 2010, and was again appointed as Chairman in 2012 to 2018. During 2004 to 2005, Ms. Barth took a leave of absence from LB Capital, Inc., to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development in Washington, D.C. From September 2006 to July 2007, she also served as Interim Senior Vice President of Finance and Administration (CFO) at Texas Southern University. Ms. Barth also served as a director of Encore Bancshares, Inc., a financial holding and wealth management company, from 2009 to 2012 and Amegy Bank of Texas from 2006 to 2009. Except as listed above, Ms. Barth has not served as a director of a publicly traded company or a registered investment company in the past five years. Ms. Barth received a B.S. from the University of Alabama, summa cum laude, and a M.B.A. from the Owen Graduate School of Management at Vanderbilt University.

Ms. Barth’s experience in varied financial matters, including as chief financial officer for several entities, her experience with mergers and acquisitions, her experience in operating a private capital company and her service on numerous public and private company boards are key attributes, among others, that make her well qualified to serve on the Board of the General Partner.

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D. Mark DeWalch. Mr. DeWalch has served as director of the General Partner since March 2015. Mr. DeWalch served as director of BSNR from 2009 to 2015. Mr. DeWalch has served as Executive Vice President and Chief Financial Officer of DeWalch Technologies, Inc. since 1993 and has been a co-owner of DeWalch Technologies, Inc. since 1995. Mr. DeWalch has served on the board of directors of DeWalch Technologies, Inc. since 1985. Mr. DeWalch also serves as President of DeWalch Holdings LLC and is co-owner of DeWalch Holdings LLC. Mr. DeWalch is Executive Vice President and co-owner of DeWalch FM LLC. Mr. DeWalch began his career in commercial banking in New York with the Irving Trust Company where he served as a lending officer. Mr. DeWalch received M.B.A. and B.B.A. degrees from the University of Texas at Austin.

Mr. DeWalch provides valuable financial expertise to the Board of the General Partner due to his background in commercial banking, as well as a unique operational perspective due to his experience with DeWalch Technologies, Inc.

Ricky J. Haeflinger. Mr. Haeflinger has served as a director of the General Partner since March 2015. Mr. Haeflinger served as a director of BSNR from January 2013 to 2015. Since 2012 and 2011, respectively, he has served as a Senior Investment Officer and Assistant Treasurer for Mayo Clinic, a non-profit, world-wide leader in medical care, research, and education, where he also has responsibility for certain investment relationships and for Mayo Clinic Treasury Services operations, including the custodial relationship, actuarial relationship, issuance of corporate debt, and banking relationships. Mr. Haeflinger has worked continuously in the finance department of the Mayo Clinic for 26 years. Mr. Haeflinger has also served as director and Vice President of Latigo Petroleum, LLC, an independent oil and gas exploration and development company with headquarters in Odessa, Texas, since 2013.

Mr. Haeflinger brings financial expertise to the Board of the General Partner, as he holds an Accounting degree and an M.B.A. from Winona State University, and he has 25 years’ experience working in the finance department at the Mayo Clinic.

Jerry V. Kyle, Jr. Mr. Kyle has served as director of the General Partner since March 2015. Mr. Kyle served as director of BSNR from January 2013 to 2015. Mr. Kyle has been a Partner at Orrick, Herrington & Sutcliffe LLP since March 2018. From 2002 until February 2018, Mr. Kyle was a Partner at Andrews Kurth Kenyon LLP. Mr. Kyle received his J.D. from the University of Texas School of Law in 1990 and his B.A. from The Colorado College in 1984. He is a member of the Texas Bar Foundation and the Austin Bar Association.

Mr. Kyle’s extensive experience as a lawyer practicing in matters related to finance, lending, securities issuance and regulation, and legislative and regulatory affairs qualify him to serve on the Board of the General Partner.

Michael C. Linn. Mr. Linn has served as a director of the General Partner since March 2015. Mr. Linn served as director of BSNR from January 2013 to 2015. Mr. Linn is the founder of Linn Energy LLC and served as a director of Linn Energy LLC from December 2011 to 2016. Prior to such time, he was Executive Chairman of the board of directors of Linn Energy LLC since January 2010 and Chairman and Chief Executive Officer of Linn Energy, LLC from December 2007 to January 2010. Following his retirement as Executive Chairman of the board of Linn Energy LLC in December 2011, Mr. Linn formed MCL Ventures LLC, a private investment vehicle that focuses on purchasing oil and natural gas royalty interests as well as non-operated interests in oil and natural gas wells. Mr. Linn has served as President and CEO of MCL Ventures LLC since 2012. Mr. Linn has also served as a member of the board of directors and Chairman of the compensation committee of Nabors Industries Ltd. since 2012, a senior advisor to Quantum Energy Partners since 2012 and a member of the board of managers of Cavallo Mineral Partners, LLC and Wireline Holding Company, LLC. Mr. Linn served as a member of the board of directors and Chairman of the conflicts committee of Western Refining GP, LLC from 2013 to 2017, a member of the board of directors of Centrica plc from June 2013 to April 2016, and Chairman of the SHESEC Committee of Centrica plc, and as a member of the board of directors and compensation committee of Jagged Peak Energy from 2017 to 2019. Mr. Linn received his J.D., cum laude, from the University of Baltimore School of Law in 1977 and his B.A. cum laude from Villanova University in 1974.

Mr. Linn’s many years of experience as the Chief Executive Officer of a publicly traded oil and natural gas master limited partnership, as well as his deep industry knowledge and prior public company board experience, make him particularly well suited to serve on the Board of the General Partner.

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John H. Longmaid. Mr. Longmaid has served as director of the General Partner since March 2015. Mr. Longmaid served as director of W.T. Carter & Bro., a predecessor to BSMC, then BSNR from 1984 to 2015. He has been the President of John Longmaid Designs, Inc., a Maine corporation since 1982. Mr. Longmaid holds a B.S. degree in physics/environmental science from the University of Puget Sound with additional studies in physical chemistry, advanced math, and engineering. He attended post graduate studies at Washington State University.

Mr. Longmaid brings a wealth of experience to the Board of the General Partner due to his continuous membership on the board of directors of W.T. Carter & Bro., as well as BSNR, where he gained experience overseeing entities in the oil and natural gas industry.

William N. Mathis. Mr. Mathis has served as director of the General Partner since March 2015. Mr. Mathis served as director of BSNR from 2009 to 2015. Since 2001, he has been the managing partner of Conti Street Partners LLC, an investment company in Houston, Texas. He has served on the board of Highland Resources, Inc. since 2004 and the board of The GRB Partnership since 1998, and has been chairman of Australis Aquaculture LLC since 2009. He has also served as managing member of Wellspring Energy Partners, L.P. since 2012. Mr. Mathis served on the board of Wilson Industries Inc. from 1994 to 1998, Paradigm Services LP from 1998 to 2008, and EnTouch Communications from 1999 to 2007. In addition, Mr. Mathis served on the board and executive committee of Davidson College and currently serves on the boards of The Museum of Fine Arts – Houston, The Chinquapin School, The Brown Foundation Inc. of Houston, The Texas Medical Center, and Texas Children’s Hospital. Mr. Mathis is a graduate of Davidson College.

Mr. Mathis’s extensive experience in the oil and natural gas industry as well as extensive director-level corporate governance expertise qualify him to serve on the Board of the General Partner.

William E. Randall. Mr. Randall has served as director of the General Partner since June 2017. Mr. Randall has been a commercial real estate developer since 2001, and owns, manages, and leases retail shopping centers in the greater Houston, Texas area in various single purpose entities not affiliated with the Partnership. Additionally, Mr. Randall is an active manager in family investments, including venture capital, farming and ranching operations, and stock portfolios. Mr. Randall is a Captain in the Naval Reserve and serves as a member of Naval Reserve Task Force 17. Mr. Randall has over 30 years of service in active and reserve component commands leading troops in combat and peace time operations. Mr. Randall currently serves on the board of Annunciation Orthodox School – Houston, The Beacon of Downtown Houston, and the Wayne Duddlesten Foundation. Mr. Randall received his B.S. from the United States Naval Academy in 1990 and M.B.A. from Rice Business School in 2001.

Mr. Randall provides valuable investment and acquisition expertise to the Board of the General Partner due to his background in commercial real estate development, as well as a unique perspective due to his service as a Captain in the Naval Reserve.

Alexander D. Stuart. Mr. Stuart has served as director of the General Partner since March 2015. Mr. Stuart served as director of BSNR from 1990 to 2015. He has been the President of North Star Investments, an investment firm responsible for identifying and managing a wide variety of assets, since 2004 and has served as the managing partner of RDS Investments, a limited partnership with extensive holdings in private equity, venture capital, real estate, energy, and publicly traded stocks and bonds since 2005. Mr. Stuart became a trustee of Lake Forest College in 2012 and St. Andrews School in 2009 and serves on the endowment committees for both institutions. Since 2006, Mr. Stuart has been a director of Northwestern Lake Forest Hospital and is also a member of the investment committee for the parent organization, Northwestern Memorial Hospital. Mr. Stuart received his A.B. from Princeton University and his M.B.A. from Harvard Business School.

Mr. Stuart’s investment management experience and experience serving as a director of BSNR qualify him to serve on the Board of the General Partner.

Allison K. Thacker. Ms. Thacker has served as director of the General Partner since March 2015. Ms. Thacker served as director of BSNR from January 2013 to 2015. She joined Rice University in 2011 as Vice President for Investments and Treasurer and President of the Rice Management Company with the responsibility of managing a $5.5 billion endowment fund. Prior to joining Rice University, Ms. Thacker spent 11 years with RS Investments, a San Francisco-based investment firm specializing in public equities. At RS Investments, Ms. Thacker held roles including portfolio manager, managing director, and research analyst. In the earlier portion of her career, Ms.

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Thacker served as a summer analyst at Putnam Investments and as a financial analyst in the energy investment banking group at Merrill Lynch & Co. She was a founding board member of KIPP Heartwood Academy, a college preparatory charter school serving East San Jose, California and is currently a member of the KIPP Houston Advisory board and the Houston Ballet board of trustees. Ms. Thacker is a graduate of Harvard Business School, where she received an M.B.A. She has a B.A. degree in economics with honors from Rice University.

Ms. Thacker brings significant financial expertise to the Board of the General Partner due to her extensive prior experience in investment management as well as her experience as a board member of BSNR.

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GOVERNANCE MATTERS
Corporate Governance Guidelines

The Board of the General Partner believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to unitholders. Our Corporate Governance Guidelines cover the following principal subjects:

  the size of the Board;
  qualifications and independence standards for the Board;
  director responsibilities;
  meetings of the Board and of non-management directors;
  committee functions and independence of committee members;
  compensation of the Board;
  self-evaluation and succession planning;
  unitholder communications with directors; and
  access to management and to independent advisors.

The Corporate Governance Guidelines are available on our web site at www.blackstoneminerals.com under the “Corporate Governance” subsection of the “Investors” section. The Corporate Governance Guidelines will be reviewed periodically and as necessary by our Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of the General Partner for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. We believe that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership Structure

The Board’s leadership structure does not separate the Chief Executive Officer and Chairman of the Board positions. The Board retains the authority to modify this structure as and when appropriate, and it is possible that the Board may decide to separate the Chief Executive Officer and Chairman of the Board positions in the future.

The Board believes that there is no single, generally accepted approach to providing Board leadership and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company as the right leadership structure may vary as circumstances change. The Board currently is of the view that it is in our best interest for the Chief Executive Officer to also serve as the Board’s Chairman. Mr. Carter serves as our Chief Executive Officer as well as Chairman of the Board. As the director most familiar with our business and industry and most capable of effectively identifying strategic priorities, he is best positioned to lead the Board through reviews of key business and strategic issues.

Executive Sessions of Non-Management Directors

The Board of the General Partner holds regular executive sessions in which the non-management directors meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The director who presides at these meetings, the Lead Director, is elected by the Board and serves for a two-year term. Mr. Bardel currently serves as Lead Director and was elected in 2019. The Lead Director is responsible for preparing an agenda for the meetings of the non-management directors in executive session. Currently, all the non-management directors of the Board are independent under the listing requirements of the NYSE.

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Risk Oversight Procedures

The Board of the General Partner as a whole oversees our assessment of major risks and the measures taken to manage such risks. For example, the Board:

  oversees our long-term strategic plans, assesses risks that would cause us to fail to achieve our strategic plans and reviews strategies to mitigate those risks;
  oversees management of our exposure to commodity prices through regular review of our hedging position and hedging policy;
  monitors our liquidity profile and our compliance with the financial covenants contained in our borrowing arrangements; and
  has established specific dollar limits on the commitment authority of members of management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Audit Committee is responsible for overseeing and discussing with management our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures as well as the risks associated with our hedging strategy. The Compensation Committee is responsible for reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking. It also reviews and discusses the relationship between risk management policies and practices and compensation and evaluates compensation policies and practices that could mitigate any such risk. The Board of the General Partner does not consider its role in oversight of our risk management function to be relevant to its choice of leadership structure.

Director Independence

The Board has determined that Mr. Bardel, Ms. Barth, Mr. DeWalch, Mr. Haeflinger, Mr. Kyle, Mr. Linn, Mr. Longmaid, Mr. Mathis, Mr. Randall, Mr. Stuart, and Ms. Thacker are independent as defined by the rules of the NYSE.

Committees of the Board

The Board of the General Partner has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Board will appoint a conflicts committee as necessary. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee each have a written charter approved by the Board of the General Partner. Each of these written charters is available on our web site at www.blackstoneminerals.com under the “Corporate Governance” subsection of the “Investors” section. Summaries of the functions performed by and the membership of each committee of the Board are set forth below.

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee
William G. Bardel*		X
Carin M. Barth**	Chair
Thomas L. Carter, Jr.
D. Mark DeWalch			X
Ricky J. Haeflinger	X
Jerry V. Kyle, Jr.	X
Michael C. Linn		X
John H. Longmaid		X
William N. Mathis			Chair
William E. Randall	X
Alexander D. Stuart		Chair
Allison K. Thacker			X

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*       Lead Director

**     Financial Expert

Audit Committee

We have an audit committee of four members, and all its members meet the independence and experience standards established by the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Barth and Messrs. Haeflinger, Kyle, and Randall currently sit on the Audit Committee, with Ms. Barth acting as the Committee Chair. The Board has also determined that Ms. Barth qualifies as an “audit committee financial expert,” as such term is defined under Securities and Exchange Commission (“SEC”) rules.

The Audit Committee assists the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) qualifications and independence of our independent registered public accounting firm, and (iv) performance of our internal audit function and independent registered public accounting firm. The Audit Committee has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm, and pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm is given unrestricted access to the Audit Committee and our management, as necessary.

Compensation Committee

Because we are a limited partnership, we are not required by the rules of the NYSE to have a compensation committee or a compensation committee composed entirely of independent directors. However, we nevertheless have a compensation committee, and all of its members meet the independence standards established by the NYSE. Messrs. Bardel, Linn, Longmaid, and Stuart currently sit on the Compensation Committee, with Mr. Stuart acting as the Committee Chair.

The Compensation Committee reviews and determines the compensation for the executive officers of the General Partner and reviews and makes recommendations to the Board of the General Partner regarding director compensation. The Compensation Committee also administers our incentive compensation and equity-based benefit plans.

The Compensation Committee is delegated all authority of the Board of the General Partner as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee will consult with our Chief Executive Officer when evaluating the performance of, and setting the compensation for, our executive officers other than the Chief Executive Officer.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. In 2019, the Compensation Committee engaged Frederick W. Cook & Co., Inc. (“FW Cook”) directly as its independent compensation consultant to assist the Committee with its responsibilities related to our executive officer and director compensation programs. A representative of FW Cook attends Compensation Committee meetings, as requested, and communicates with the Chair of the Compensation Committee between meetings. However, the Compensation Committee makes all decisions regarding the compensation of our executive officers and directors. FW Cook reports directly to the Compensation Committee and all work conducted by FW Cook for us is on behalf of the Compensation Committee.

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The Compensation Committee regularly reviews the services provided by its outside consultant and believes that FW Cook is independent under applicable SEC rules in providing executive compensation consulting services. In making this determination, the Committee noted that during fiscal 2019:

  FW Cook did not provide any services to us or our management other than services requested by or with the approval of the Compensation Committee, which were limited to executive officer and director compensation consulting;

  FW Cook maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

  We have been advised by FW Cook that the fees we paid to FW Cook in 2019 were less than 1% of FW Cook’s total consulting income for that period;

  None of the FW Cook consultants working on our matters had any business or personal relationship with any Compensation Committee members;

  None of the FW Cook consultants working on our matters had any business or personal relationship with any of our executive officers; and

  None of the FW Cook consultants working on our matters owns our units.

The Compensation Committee continues to monitor the independence of FW Cook on a periodic basis.

Nominating & Governance Committee

Because we are a limited partnership, we are not required by the rules of the NYSE to have a nominating and governance committee or a nominating and governance committee composed entirely of independent directors. However, we nevertheless have a nominating and governance committee, and all its members meet the independence standards established by the NYSE. Ms. Thacker and Messrs. Mathis and DeWalch currently sit on the Nominating and Governance Committee, with Mr. Mathis acting as the Committee Chair.

The Nominating and Governance Committee identifies individuals qualified to serve on the Board of the General Partner and recommends director nominees for each annual meeting of limited partners or for appointment to fill vacancies, oversees our governance policies, and oversees the evaluation of the Board and its committees.

Conflicts Committee

At least one independent member of the Board will serve on a conflicts committee, as necessary, to review specific matters that the Board believes may involve conflicts of interest. The Conflicts Committee will determine if the resolution of the conflict of interest is, in its subjective belief, not adverse to our interest. The members of the Conflicts Committee may not be officers or employees of the General Partner or directors, officers, or employees of its affiliates and must meet the independence standards established by NYSE and the Exchange Act rules to serve on an audit committee of a board of directors, along with the requirements in the Partnership Agreement. Any matters approved by the Conflicts Committee will be conclusively deemed to be approved by us and all our unitholders and not a breach by the General Partner of any duties or contractual obligations it may owe us or our unitholders.

Board and Committee Meeting Attendance

During the 2019 fiscal year, the Board of the General Partner held six regularly scheduled and special meetings of the full Board, the Audit Committee held seven meetings, the Compensation Committee held four meetings and the Nominating and Governance Committee held four meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served.

Director Attendance at Annual Meetings of Limited Partners

Directors are encouraged, but not required, to attend the annual meetings of limited partners. Eleven directors attended the Partnership’s 2019 annual meeting.

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Director Nominations

Nominations of persons for election to the Board of the General Partner may be made at an annual meeting of the limited partners or, provided that the Board or unitholders have determined that directors will be elected at such a meeting, a special meeting of the limited partners, in any such case only pursuant to the General Partner’s notice of meeting (or any supplement thereto), (a) by or at the direction of the Board or any committee thereof, or (b) by any unitholder or group of unitholders who (1) is entitled to vote at the meeting, (2) complies with the notice procedures set forth in the Partnership Agreement, and (3) either individually or as a group hold units representing at least 10% of the outstanding units (measured on a fully diluted basis and treating the preferred units on an as-converted basis) both at the time of giving notice of such nomination and at the meeting.

The Board believes that all directors must possess a considerable amount of management experience (such as experience as an executive), a solid financial background, and oil and gas related business or investment experience. The Nominating and Governance Committee is responsible for establishing criteria for the selection of new Board members and identifying (taking into account all factors the Committee considers appropriate), evaluating, and recommending candidates to the Board of the General Partner for prospective Board membership. The Committee also considers matters relating to the retirement of Board members, including term limits or age limits, attendance at Board and committee meetings, conflicts of interest, and other relevant factors. The Nominating and Governance Committee does not have a formal policy with respect to diversity.

Majority Voting Policy

We have adopted a Majority Voting Policy, which provides that any incumbent nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly, but in any case, no later than five (5) business days following the certification of the unitholder vote, tender his or her resignation for consideration by the Nominating and Governance Committee.

The Nominating and Governance Committee will promptly consider the tendered resignation and, as soon as reasonably practicable following the date of the Nominating and Governance Committee’s receipt of such resignation, but in any case, no later than 45 calendar days following certification of the unitholder vote, will recommend to the Board of the General Partner whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Withheld Vote. In making this recommendation, the Nominating and Governance Committee will consider all factors deemed relevant by its members, including the underlying reasons why unitholders “withheld” votes for the director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Partnership, whether by accepting such resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of us and our unitholders.

The Board of the General Partner will act on the Nominating and Governance Committee’s recommendation promptly, but in any case, no later than 120 days following the certification of the unitholder vote. In consideration of the Nominating and Governance Committee recommendation, the Board will consider the factors considered by the Nominating and Governance Committee and such additional information and factors the Board of the General Partner deems relevant. We will promptly publicly disclose the Board’s decision and process in a periodic or current report filed with or furnished to the SEC.

Any director who, in accordance with the Majority Voting Policy, tenders his or her resignation, will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such director shall remain active and engaged in all other Nominating and Governance Committee and Board activities, deliberations, and decisions during this Nominating and Governance Committee and Board process.

If a majority of the members of the Nominating and Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who are on the Board of the General Partner and who did not receive a Majority Withheld Vote will act as the Board of the General Partner for the purpose of considering the tendered resignations and will decide whether to accept or reject them.

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Communication with the Board

A holder of our units or other interested party who wishes to communicate with the directors of the General Partner may do so by sending communications to the Board, any committee of the Board, the Lead Director, the Chairman of the Board, or any other director by telephone at (713) 445-3200, or in writing to 1001 Fannin Street, Suite 2020, Houston, Texas, 77002 by marking the envelope containing each communication as “Unitholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication. Communications will be relayed to the intended recipient of the Board except in instances where it is deemed unnecessary or inappropriate to do so pursuant to our Corporate Governance Guidelines, which are available on our website at www.blackstoneminerals.com in the “Corporate Governance” subsection under the “Investors” section. Any communications withheld under those guidelines will nonetheless be retained and available for any director who wishes to review them.

Code of Ethics

We have a Code of Business Conduct and Ethics that applies to our directors, officers, and employees as well as a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and the other senior financial officers, each as required by NYSE and SEC rules. Each of the foregoing is available on our website at www.blackstoneminerals.com in the “Corporate Governance” subsection of the “Investors” section. We will provide copies, free of charge, of any of the foregoing upon receipt of a written request to Investor Relations at Black Stone Minerals, L.P., 1001 Fannin Street, Suite 2020, Houston, Texas 77002. We intend to disclose amendments to and waivers, if any, from our Code of Business Conduct and Ethics and Financial Code of Ethics, as required, on our website, www.blackstoneminerals.com, promptly following the date of any such amendment or waiver.

Procedures for Review, Approval, and Ratification of Transactions with Related Persons

Under our Code of Business Conduct and Ethics, a director is expected to bring to the attention of the General Counsel any conflict or potential conflict of interest that may arise between the director or any affiliate of the director, on the one hand, and us or the General Partner on the other. The resolution of any conflict or potential conflict should, at the discretion of the Board and in light of the circumstances, be determined by a majority of the disinterested directors.

In addition, under the Code of Business Conduct and Ethics, any executive officer is required to avoid conflicts of interest unless approved in advance by the Board.

Certain Relationships and Related Party Transactions

We employ Fowler Carter, the son of Mr. Carter, Chairman and Chief Executive Officer of the General Partner, as Director, New Ventures, and he received total compensation from us of approximately $282,666 during the year ended December 31, 2019. We also employ Stephen Fox, the son-in-law of Mr. Carter, as a Landman, and he received total compensation from us of approximately $180,067 during the year ended December 31, 2019.

Insider Trading Policy

We have an insider trading policy, which prohibits directors, officers, employees, and consultants from engaging in hedging or monetization transactions, whether direct or indirect, involving our securities, regardless of whether such persons are in possession of material, non-public information. Transactions involving Partnership-based derivative securities, including options, warrants, unit appreciation rights, convertible notes, or similar rights whose value is derived from the value of an equity security, are also prohibited. This policy does not restrict holding, exercising, or settling awards such as options, restricted units, or other derivative securities granted under a Partnership equity incentive plan.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the rationale and policies with regard to the compensation of our named executive officers (“Named Executive Officers” or “NEOs”) for our fiscal year ending December 31, 2019 (the “2019 Fiscal Year”). Our Named Executive Officers for the 2019 Fiscal Year include:

Name	Title
Thomas L. Carter, Jr.	Chairman and Chief Executive Officer
Jeffrey P. Wood	President and Chief Financial Officer
Holbrook F. Dorn*	Senior Vice President, Business Development
Brock Morris*	Senior Vice President, Engineering and Geology
Steve Putman	Senior Vice President, General Counsel, and Secretary

*      On February 24, 2020, Messrs. Dorn and Morris stepped down from their positions as Senior Vice President, Business Development and Senior Vice President, Engineering and Geology, respectively.

This CD&A is intended to provide context for the tabular disclosure provided in the executive compensation tables below and to provide investors with the material information necessary to understanding our executive compensation program. Although this CD&A focuses on the Company’s executive compensation program during the last fiscal year, it also describes compensation actions taken before or after the 2019 fiscal year to the extent such discussion enhances the understanding of the Company’s executive compensation disclosure.

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EXECUTIVE SUMMARY

Overview of Our Executive Compensation Program

We use traditional compensation elements of base salary, annual and long-term incentives, and employee benefits to deliver an attractive and competitive compensation program. We benchmark both compensation and Partnership performance in evaluating the appropriateness of pay. All executive pay programs are administered by an independent Compensation Committee, with the assistance of an independent compensation consultant. The Compensation Committee engages in an annual review of the Partnership’s compensation program, which allows us to adjust our position based on market conditions and our business strategy to provide continual alignment between our compensation philosophy and corporate objectives. Highlights of our executive compensation program include the following:

What We Do		What We Don’t Do
✓	Link annual incentives to the achievement of pre-established performance goals	×	Tax gross ups
✓	Emphasize long-term performance	×	“Single trigger” change-in-control payments
✓	Provide 50% of our long-term compensation in the form of performance-based incentives	×	Excessive perquisites
✓	Regularly evaluate the risks of our compensation programs	×	Hedging of Partnership units
✓	Maintain an independent Compensation Committee	×	Guaranteed minimum bonus payments for executive officers
✓	Engage an independent compensation consultant	×	Automatic increases in executive base salary or lock-step changes in compensation based on peer group levels or metrics
✓	Maintain a clawback policy	×	Repricing or buyout of underwater options without unitholder approval
✓	Emphasize performance-based, at risk compensation
✓	Maintain robust unit ownership and retention guidelines
✓	Hold an annual say-on-pay advisory vote
Pay and Partnership Performance Alignment
Primary Performance Drivers	How We Drove Performance	2019 Incentive Plan Performance
Approached target Adjusted EBITDAX Delivered record royalty production	Increased year-over-year production in challenging market environment Reduced working-interest capital expenditures	Short-Term Incentive Adjusted EBITDAX: 90.37% of target Long-Term Incentive Performance Units Production: 105.04% of target Reserves: 96.03% of target

In 2019, we approached our targets for Adjusted EBITDAX and proved reserves per unit, while we exceeded our targets for production per unit. The chart above demonstrates the directional relationship between our Partnership performance and our incentive arrangements.

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Say-on-Pay and Say-on-Frequency

Last year, our limited partners overwhelmingly approved, on an advisory basis, the compensation programs for our NEOs. Advisory votes in favor of these programs were cast by over 99% of the votes cast by unitholders at the 2019 Annual Meeting. Our unitholders also voted in favor of advisory “Say-on-Pay” votes on an annual basis, which was the frequency recommended by the Board. We hold “Say-on-Pay” votes on an annual basis, as we believe that annual “Say-on-Pay” votes provide the Partnership with more direct and immediate feedback on our compensation disclosures and enables the Board and the Compensation Committee to determine current limited partner sentiment. The Board and the Compensation Committee took the results of the “Say-on-Pay” vote into account when evaluating the compensation program for our Named Executive Officers in 2019. Based in part on the level of support from our limited partners, the Compensation Committee elected not to make any material changes to the compensation programs for our Named Executive Officers during 2019. We appreciate our limited partners’ continuing annual feedback regarding our NEO pay practices. As discussed in more detail in Proposal 3 below, the Board has recommended that unitholders vote, on a non-binding advisory basis, to approve the 2019 executive compensation program as described below.

Key Components of our Compensation Program and Compensation Mix

Our executive compensation program is a traditional structure that has been customized to align with the Partnership’s business and organizational objectives. We annually evaluate the various components of our compensation program relative to the competitive market. Our compensation and benefit programs for the 2019 Fiscal Year consisted of the following key components, which are described in greater detail below:

  Base salary;
  Short-term incentive bonuses;
  Long-term incentive awards;
  Severance arrangements; and
  Broad-based retirement, health, and welfare benefits.

In allocating compensation among the various components, we emphasize performance-based, at-risk compensation while also providing competitive levels of fixed compensation. Long-term incentives constitute the largest portion of total compensation and provide an important connection to common unitholder interests. We do not target a specific percentage for each element of compensation relative to total compensation. We evaluate each element against the competitive market within the parameters of our compensation strategy. Therefore, the relative weighting of each element of our total pay mix may change over time as the competitive market moves or other market conditions change.

The charts below show the target compensation mix for Mr. Carter, our Chief Executive Officer, and the average target compensation mix of the other NEOs for the 2019 Fiscal Year.

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Actions Taken After the 2019 Fiscal Year

In the first quarter of 2020, the Board approved broad workforce reductions and lower compensation levels for our Named Executive Officers, as well as reduced compensation for non-employee members of the Board, in response to the current industry and capital markets environment.  In light of this initiative to reduce general and administrative expenses and the constrained acquisition environment, two of our Named Executive Officers, Messrs. Dorn and Morris, stepped down from their positions on February 24, 2020.  Consistent with these initiatives, the Compensation Committee approved compensation reductions, applied to one or more elements of compensation, for each of the remaining Named Executive Officers, resulting in overall reductions to the total compensation opportunity provided for each of these Named Executive Officers for 2020.  Similarly, the Compensation Committee reduced by 15% the annual retainer and annual equity award amounts for non-employee directors for 2020.

In February 2020, the Compensation Committee approved annual grants of equity and incentive compensation, pursuant to which the Named Executive Officers received (i) performance units, which are subject to achievement of performance objectives over a performance period beginning January 1, 2020 and ending December 31, 2022, (ii) restricted units, which vest ratably over three years, and (iii) a short-term cash incentive bonus, which is subject to the achievement of performance objectives over a performance period beginning January 1, 2020 and ending December 31, 2020 and will settle in cash following the performance period.

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SETTING EXECUTIVE COMPENSATION
Objectives of our Executive Compensation Program

We design our executive compensation program to support our strategic goal of paying for performance and to motivate and reward executives for both short-term and long-term performance. The Partnership’s executive compensation program is structured to focus on the following key objectives:

OBJECTIVES	HOW WE MEET OUR OBJECTIVES
Attract and retain high performing talent	Provide a competitive total compensation package considering base salary, short-term and long-term incentives, and benefits.
Motivate and reward executives
   Provide a significant portion of each NEO’s total compensation opportunity in the form of variable compensation.
   Align our executive compensation with short-term and long-term performance of the Partnership.

Address the cyclicality of the oil and gas industry
  The short-term incentive plan focuses on financial goals to encourage executives to execute on short-term goals that lead to long-term unitholder value.
   The long-term incentive plan utilizes a combination of performance-based and time-based awards, balancing an emphasis on performance and retention through the business cycles.

Align executive compensation with unitholder interests
  The Partnership places a large emphasis on at-risk and variable compensation in the form of short and long-term incentives which comprise, on average, more than 85% of target total direct compensation for our NEOs.

Peer Group

The Compensation Committee utilizes a comparative group of industry companies (the “Peer Group”) to evaluate the competitiveness of our executive compensation program. The Peer Group represents organizations of comparable size and complexity of operations. Further, the Peer Group represents those organizations with which we compete for talent. The Compensation Committee reviews the Peer Group annually to ensure continued appropriateness for benchmarking purposes. For the 2019 Fiscal Year, the Peer Group consisted of companies selected for comparative size, complexity, revenue, EBITDA, and market capitalization.

The Compensation Committee assesses our compensation elements using compiled Peer Group data and national compensation survey data to establish market consensus information (“Competitive Market Data”). The Peer Group used for 2019 compensation benchmarking consisted of the following companies:

Antero Resources Corporation	Gulfport Energy Corporation	PDC Energy, Inc.
Cabot Oil & Gas Corporation	HighPoint Resources Corporation	Range Resources Corporation
Carrizo Oil & Gas, Inc.	Laredo Petroleum, Inc.	Sanchez Energy Corporation
Cimarex Energy Co.	Matador Resources Company	SM Energy Company
Denbury Resources Inc.	Newfield Exploration Company	Whiting Petroleum Corporation
Diamondback Energy, Inc.	Oasis Petroleum Inc.
Energen Corporation	Parsley Energy, Inc.

Adjustments are made to our peer group throughout the year in order to reflect certain transactional activities of our peers, such as being merged out of existence or filing for bankruptcy.

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Process and Procedures for Determining Executive Compensation

Our executive compensation program is overseen by the Compensation Committee. The Board discusses compensation issues during full board meetings, but the Compensation Committee has ultimate responsibility for making decisions relating to the compensation of our NEOs. Our Compensation Committee comprises four members of the Board, with Alexander D. Stuart serving as the chair and William G. Bardel, Michael C. Linn, and John H. Longmaid serving as members. All members of the Compensation Committee meet the independence standards established by the NYSE. The Compensation Committee Charter provides the Compensation Committee with authority to (i) review, evaluate, and determine the compensation of the CEO annually, (ii) evaluate, revise, and approve the compensation of other executive officers, (iii) review and approve employment agreements and severance arrangements for the executive officers, (iv) review, approve, and administer incentive compensation and equity based compensation plans and arrangements, (v) review and approve all employee benefit plans for the Partnership, (vi) evaluate the Partnership’s incentive compensation arrangements for risk-management purposes, and (vii) review director compensation and recommend any changes to the Board. Although the above authority has been delegated to the Compensation Committee pursuant to the Compensation Committee Charter, the Board retains full responsibility with respect to continuing oversight of the Compensation Committee and its actions. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Corporate Governance” subsection of the “Investors” section of our website at www.blackstoneminerals.com.

Our Chief Executive Officer reviews compensation for all our NEOs other than himself and makes compensation recommendations to the Compensation Committee. The Compensation Committee also receives information and advice from its independent compensation consultant as well as from our human resources department and management to assist in compensation determinations. The Compensation Committee typically reviews the components of our executive officer compensation program on an annual basis and approves adjustments as it deems appropriate. The Compensation Committee then evaluates the Chief Executive Officer’s recommendations and conducts its own independent review and evaluation of the Chief Executive Officer’s compensation and makes a final determination with respect to compensation for all NEOs based on several factors, including individual performance, business results, and Competitive Market Data. The Compensation Committee makes all final compensation decisions for our NEOs by exercising its discretion in accepting, modifying, or rejecting any management recommendations.

The Compensation Committee generally approves any changes to base salary levels, bonus opportunities, and other annual compensation components on or before February 28 of each fiscal year, with such changes traditionally becoming effective as of January 1 of such fiscal year.

Role of the Independent Compensation Consultant

The Compensation Committee has engaged FW Cook to serve as its independent compensation consultant. The independent compensation consultant reports to and acts at the direction of the Compensation Committee. FW Cook provides no services for management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee. At the request of the Compensation Committee, FW Cook has undertaken comprehensive market reviews annually, which have been utilized by the Compensation Committee when making its recommendations for the Partnership’s compensation programs. The Compensation Committee annually reviews FW Cook’s independence under NYSE rules and has determined that FW Cook is independent.

Role of the Executive Officers

Executive compensation decisions are typically made on an annual basis by the Compensation Committee. Our Chief Executive Officer, President, General Counsel, and occasionally other executive officers attend Compensation Committee meetings and assist in the process and provide input regarding the compensation of the NEOs, other than themselves. During executive sessions of the Compensation Committee, the Chief Executive Officer, President, General Counsel, and any other executive officers, as well as FW Cook, are excused. Although the Compensation Committee considers the input from the Chief Executive Officer, President and General Counsel, the Compensation Committee makes all final determinations regarding executive compensation.

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ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM
Base Salary

Each NEO’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on position and responsibility and are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience. We review the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review, we consider individual and company performance over the course of that year. Effective January 1, 2019, the Compensation Committee approved an increase to Mr. Wood’s base salary in light of his promotion in June 2018 to President. Base salaries for all other NEOs remained unchanged in 2019. Base Salaries for our NEOs for 2018 and 2019, as well as the changes thereto, are set forth in the table below:

Name	2018 Base Salary	2019 Base Salary	Base Salary % Change
Thomas L. Carter, Jr.	$669,500	$669,500	0%
Jeffrey P. Wood	$350,000	$400,000	14%
Holbrook F. Dorn	$350,000	$350,000	0%
Brock Morris	$330,000	$330,000	0%
Steve Putman	$280,000	$280,000	0%

Short-Term Incentive Bonuses

Our performance-based short-term incentive bonus (“STI Bonus”) granted under the LTIP is based upon our pay-for-performance philosophy. The STI Bonus provides our NEOs with an incentive in the form of an annual bonus to achieve our overall business goals. These awards are payable based on the achievement of annual financial objectives measured against our internal operating plan established at the beginning of each fiscal year. Final payouts are subject to reduction or increase by the Compensation Committee for individual and team performance during the performance period.

Annual STI Bonus targets are measured as a percentage of each NEO’s base salary and are reviewed and confirmed annually by the Compensation Committee. No changes were made to the annual STI Bonus target percentages for the 2019 Fiscal Year, and consistent with the determination made for the 2018 Fiscal Year, the Compensation Committee determined it was appropriate to settle the STI Bonus in cash, rather than in common units. The table below provides STI Bonus targets as a percentage of base salary for each of our NEOs for the 2019 Fiscal Year.

Name	Target STI Bonus (as a % of Base Salary)
Thomas L. Carter, Jr.	120%
Jeffrey P. Wood	100%
Holbrook F. Dorn	100%
Brock Morris	100%
Steve Putman	100%

Payouts can range from 0% to 200% of the established percentage of salary, with a payout of 50% if threshold performance is achieved, 100% if target performance is achieved, and 200% if maximum performance is achieved.

2019 STI Performance Results

The STI Bonuses for the 2019 Fiscal Year were equal to the product of each NEO’s (i) target bonus and (ii) our adjusted EBITDAX Payout Factor, which is based on our adjusted EBITDAX achievement level, but further adjusted as described below. For the 2019 Fiscal Year, the adjusted EBITDAX target established at the beginning of the performance period was $423.5 million, which reflected an increase as compared to both the target goal and actual result for 2018 performance.

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For purposes of calculating the STI Bonus, adjusted EBITDAX was calculated as the ratio of our actual adjusted EBITDAX for the applicable year to our budgeted adjusted EBITDAX for such year, as adjusted by an Adjusted EBITDAX Payout Factor that emphasizes the effect of under- or over-achievement, with linear interpolations between the target and either the threshold or maximum, as outlined below:

	Below Threshold	Threshold	Target	Maximum
Adjusted EBITDAX Achievement Level (as % of Target)	< 70%	70%	100%	130	%+
Adjusted EBITDAX Payout Factor	0%	50%	100%	200%

Actual adjusted EBITDAX for the 2019 Fiscal Year was $399.5 million, which was further adjusted by the Compensation Committee to $399.0 million, as described below. We achieved an adjusted EBITDAX payout factor of 90.37% of target. The STI Bonus achievement resulted in payments to participants as reflected below:

Name	Target Bonus Value	Adjusted EBITDAX Payout Factor (1)	Actual Bonus Earned
Thomas L. Carter, Jr.	$803,400	90.37%	$726,067
Jeffrey P. Wood	$400,000	90.37%	$361,497
Holbrook F. Dorn	$350,000	90.37%	$316,310
Brock Morris	$330,000	90.37%	$298,235
Steve Putman	$280,000	90.37%	$253,048

(1)   For this purpose, (a) our actual adjusted EBITDAX for the 2019 Fiscal Year was calculated as the sum, subject to further adjustment by the Compensation Committee, of our (i) net income, (ii) interest expense, (iii) income tax expense, (iv) depreciation, depletion, amortization, and impairment expense, (v) targeted compensation associated with grants or issuances of equity interests to employees or members of the Board or associated with our incentive or retention plans or agreements (whether cash or equity), and (vi) dry hole expense, as determined in accordance with GAAP, consistently applied, and for the 2019 Fiscal Year, it was further adjusted by subtracting a change in deferred revenue and reversing the effect of any actual incentive compensation charges that exceed target, and (b) our budgeted adjusted EBITDAX for the 2019 Fiscal Year was the adjusted EBITDAX amount projected in the annual budget for such year approved by the Board.

Long-Term Incentives

Our long-term incentive program is designed to align the interests of executive officers with unitholders and reward executives for achievement of long-term goals. Long-term incentives play an important role in the retention of executives and provide executives an opportunity to acquire equity ownership in the Partnership. For these reasons, we place more emphasis on long-term incentive compensation than any other compensation element. Long-term equity incentive awards are provided under the Black Stone Minerals, L.P. Long-Term Incentive Plan (“LTIP”).

The Compensation Committee annually reviews and determines the allocation between the long-term incentive vehicles based on Competitive Market Data, as well as input from senior management regarding our key business drivers. For the 2019 Fiscal Year, the long-term incentive program consisted of an equal combination of performance-based unit awards and time-based restricted unit awards. This reflects the Compensation Committee’s goal of aligning the interests of our NEOs with our unitholders.

LTI Performance Units

One-half of the target value of annual long-term incentive awards granted to our NEOs for the 2019 Fiscal Year consisted of long-term performance-based phantom units (“LTI Performance Units”) granted under the LTIP. The Compensation Committee grants performance-based awards to drive our performance towards achievement of established goals over a three-year performance period. The performance targets are intended to encourage long-term growth and bolster the health of the Partnership’s assets. The target LTI Performance Units granted to each NEO are reflected in the following table:

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Name	Target LTI Performance Units
Thomas L. Carter, Jr.	152,135
Jeffrey P. Wood	76,887
Holbrook F. Dorn	67,290
Brock Morris	49,736
Steve Putman	41,357

As described below in “—Potential Payments Upon Termination or a Change in Control—Dorn Separation Agreement” and “—Potential Payments Upon Termination or a Change in Control—Morris Separation Agreement,” a portion of the LTI Performance Units granted to Messrs. Dorn and Morris in 2019 were accelerated and vested in connection with stepping down from their respective roles in February 2020, and the remainder of such awards were forfeited following the end of their respective employment. The LTI Performance Units granted during the 2019 Fiscal Year are measured based on the average performance percentage attained over the performance period beginning January 1, 2019 and ending December 31, 2021. The percent of the target LTI Performance Units that will become earned upon the attainment of average performance percentage will be determined using linear interpolation in accordance with the following table:

	Below Threshold	Threshold	Target	Maximum
Average Performance (as % of Target)	< 70%	70%	100%	130%
LTI Performance Units Earned (as % of Target)	0%	50%	100%	200%

The average performance percentage is determined by finding the mean of the “production performance percentage” and the “reserve performance percentage” for each of the three years in the performance period. The “production performance percentage” reflects the attainment of per-unit production levels as a percentage of the budgeted per-unit production levels (as determined by the Board) for the applicable year. The “reserve performance percentage” reflects the attainment of per-unit proved reserve levels as a percent of the budgeted per-unit proved reserve levels (as determined by the Board) for the applicable year. For the 2019 Fiscal Year, the “reserve performance percentage” was achieved at 96.03% of target and the “production performance percentage” was achieved at 105.04%, resulting in an “average performance percentage” of 100.53% of target; however the actual performance achieved will not be determined until the completion of the three-year performance period.

LTI Restricted Units

One-half of the target value of annual long-term incentive awards granted to our NEOs for the 2019 Fiscal Year consisted of restricted unit awards (“LTI Restricted Units”). The Compensation Committee grants these time-based awards to encourage and promote retention of key employees. The LTI Restricted Units granted to all NEOs on February 7, 2019 vest in one-third increments on each of January 7, 2020, January 7, 2021 and January 7, 2022. The LTI Restricted Units granted to each NEO are reflected in the following table:

Name	Target LTI Performance Units
Thomas L. Carter, Jr.	152,135
Jeffrey P. Wood	76,887
Holbrook F. Dorn	67,290
Brock Morris	49,736
Steve Putman	41,357

As described below in “—Potential Payments Upon Termination or a Change in Control—Dorn Separation Agreement” and “—Potential Payments Upon Termination or a Change in Control—Morris Separation Agreement,” a portion of the LTI Restricted Units granted to Messrs. Dorn and Morris in 2019 were accelerated and vested in connection with stepping down from their respective roles in February 2020, and the remainder of such awards were forfeited following the end of their employment.

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Post-Employment and Change in Control Benefits

The NEOs each have a severance agreement that provides for severance payments and benefits upon certain terminations of employment, including enhanced benefits upon certain terminations of employment following a change in control. These severance agreements are intended to provide protections to the NEOs in the event of certain involuntary terminations, and they assist in recruiting and retaining high performing talent. Additionally, these agreements provide us with an opportunity to obtain non-competes and other restrictive covenants, providing protection to the Partnership in the event of the termination of an NEO’s employment. For a description of the terms of the severance agreements with each of NEOs, please see the section below entitled “Potential Payments Upon Termination or a Change in Control.”

Other Benefits

We currently maintain a 401(k) Plan, which permits all eligible employees, including the NEOs, to make voluntary pre-tax or after-tax (Roth) contributions to the plan. In addition, we are permitted to make discretionary matching contributions under the plan. In 2019, the Company’s matching contribution rate was 100% of the first 5% of eligible compensation deferred by an employee, up to the annual allowable U.S. Internal Revenue Code limits. Matching contributions are subject to a graded vesting schedule, with 33% vested after one year, 66% vested after two years, and 100% vested after the initial three years of employment with us. Following three years of employment, future Company matching contributions vest immediately. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.

We also provide health and welfare benefits to our NEOs on the same terms as generally offered to our employees. In addition, we reimburse the costs associated with Mr. Carter’s club memberships; however, the aggregate cost of these memberships is less than $10,000 per year. As a result, such club membership reimbursement is not reflected in the “Summary Compensation Table” below.

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OTHER COMPENSATION ITEMS

Tax and Accounting Implications

We account for equity compensation expenses under the rules of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) generally limits the deductibility by a corporation of compensation in excess of $1,000,000 paid to certain executive officers.  Because we are a limited partnership, Section 162(m) generally does not apply to compensation paid to our NEOs for services provided to us. Accordingly, the Compensation Committee does not consider its impact in determining compensation levels.

Clawback Policy

We maintain the Black Stone Minerals, L.P. Incentive Compensation Recoupment Policy (the “Clawback Policy”). In the event of a required restatement of the Partnership’s financial statements due to material non-compliance with any financial reporting requirement, the Clawback Policy provides the Board with authority to require the reimbursement or forfeiture of unvested, performance-based equity granted pursuant to the LTIP.

Unit Ownership and Retention Guidelines

We maintain unit ownership and retention guidelines. These guidelines require officers and non-employee directors to maintain a minimum level of unit ownership equal to the following:

Title	Ownership Guideline
Chief Executive Officer	5x annualized base salary
President or Senior Vice President	3x annualized base salary
Vice President	1x annualized base salary
Non-Employee Director	5x annual retainer

Officers and non-employee directors must obtain these ownership levels by the latest of (i) May 6, 2020, (ii) within five years of the date of the individual’s appointment as an officer or a non-employee director, or (iii) within five years of the date of the individual’s promotion to a higher position listed on the table above. Until such unit ownership is achieved, we encourage officers and non-employee directors to retain at least 50% of the “net” units obtained through awards granted pursuant to the LTIP. The Compensation Committee reviews current unit ownership annually. As of December 31, 2019, all our current officers and non-employee directors subject to these guidelines were in compliance with the applicable requirements of our stock ownership guidelines.  However, such compliance is subject to the Company’s unit price performance and is thus subject to change.

Risk Assessment

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Management reviews the risks arising from our compensation policies and practices. The management team reviewed and discussed the design features, characteristics, performance metrics at the Partnership and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, and equity-based compensation awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

Our compensation philosophy and culture support the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout our organization and with all levels of employees. These compensation policies and practices are centrally designed and administered, and they are substantially identical between our business divisions. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

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  Our overall compensation levels are competitive with the market.
  Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures, and individual performance, and (iii) a portfolio approach for equity-based awards, primarily consisting of long-term incentive performance units and long-term incentive restricted units.
  Awarding our long-term incentive compensation in the form of units ties compensation to unit price performance over multiple-year periods, with equity-based awards generally vesting over three years. This minimizes the benefit of a temporary spike in unit price.
  The Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our unitholders.
  Executive officers are subject to certain ownership requirements, as described above, and our insider trading policy, which prohibits executive officers from engaging in short-term or speculative trading of common units in the Partnership.

In summary, although a significant portion of the compensation provided to Named Executive Officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. A portion of the performance-based, variable compensation we provide is comprised of long-term incentives in the form of long-term restricted unit awards subject to time-based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance-based incentives, assuming achievement of at least a threshold level of performance, payouts result in some compensation at levels below full target achievement.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis with management. Based upon such review, the related discussion with management and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board that our Compensation Discussion and Analysis be included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019 and in this Proxy Statement.

COMPENSATION COMMITTEE:

Alexander D. Stuart, Chair

William G. Bardel

Michael C. Linn

John H. Longmaid

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SUMMARY COMPENSATION TABLE

The table below provides information concerning the annual compensation of our Named Executive Officers for the fiscal years ended December 31, 2019, December 31, 2018, and December 31, 2017.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Unit Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Thomas L. Carter, Jr.	2019	$669,500	$—	$5,199,974	$726,067	$14,000	$6,609,541
(Chairman and Chief Executive	2018	$669,500	$—	$5,199,972	$1,463,634	$13,750	$7,346,856
Officer)	2017	$669,500	$—	$11,199,957	$4,429,143	$13,500	$16,312,100
Jeffrey P. Wood	2019	$400,000	$—	$2,627,998	$361,497	$14,000	$3,403,495
(President and Chief Financial	2018	$350,000	$—	$2,499,968	$637,630	$13,750	$3,501,348
Officer)	2017	$322,500	$—	$1,612,510	$406,682	$13,500	$2,355,192
Holbrook F. Dorn(1)	2019	$350,000	$—	$2,299,972	$316,310	$14,000	$2,980,282
(Senior Vice President, Business	2018	$350,000	$—	$2,299,970	$637,630	$13,750	$3,301,350
Development)	2017	$350,000	$—	$2,299,986	$1,952,298	$13,500	$4,615,784
Brock Morris(1)	2019	$330,000	$—	$1,699,976	$298,235	$14,000	$2,342,211
(Senior Vice President,	2018	$330,000	$—	$1,699,972	$601,194	$13,750	$2,644,916
Engineering and Geology)	2017	$330,000	$—	$1,699,983	$1,532,919	$13,500	$3,576,402
Steve Putman	2019	$280,000	$—	$1,413,582	$253,048	$14,000	$1,960,630
(Senior Vice President, General	2018	$280,000	$—	$1,413,562	$510,104	$13,750	$2,217,416
Counsel, and Secretary)	2017	$280,000	$—	$1,413,582	$1,207,097	$12,867	$2,913,546

(1)   On February 24, 2020, Messrs. Dorn and Morris stepped down from their positions as Senior Vice President, Business Development and Senior Vice President, Engineering and Geology, respectively. For a description of the benefits Messrs. Dorn and Morris received in connection with stepping down from their respective roles, see “Potential Payments Upon Termination or a Change in Control—Dorn Separation Agreement” and “Potential Payments Upon Termination or a Change in Control—Morris Separation Agreement.”

(2)   The amounts reflected in this column include total annual salary earned for the fiscal year, regardless of whether any of these amounts were deferred by our NEOs under the 401(k) Plan or otherwise paid in another year.

(3)   Amounts for 2017, 2018, and 2019 reflect the grant date fair value of LTI Restricted Units and LTI Performance Units granted in 2017, 2018, and 2019, respectively, computed in accordance with FASB ASC Topic 718 and disregarding any potential forfeitures. The grant date fair value for the LTI Performance Units granted in 2019 is based upon the “probable outcome” of vesting for accounting purposes. See Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2019 for additional detail regarding assumptions underlying the value of these equity awards. If the maximum level of performance for the LTI Performance Units granted in 2019 was achieved, then the value of such award granted to Messrs. Carter, Wood, Dorn, Morris, and Putman would be $5,199,974, $2,627,998, $2,299,972, $1,699,976, and $1,413,582, respectively.

(4)   Amounts reflect (i) STI Bonus awards earned by each NEO in 2017, 2018, and 2019 and (ii) for 2017, performance-based cash incentive awards under the BSMC 2012 Executive Incentive Plan awarded to each NEO in 2015 and earned in 2017.

(5)   Amounts reported in the “All Other Compensation” column include matching contributions to the NEO’s 401(k) Plan account of $14,000 for each NEO.

(6)   The compensation payable to the NEOs was reduced in 2020 to reflect current market conditions. See “—Compensation Discussion & Analysis—Actions Taken After the 2019 Fiscal Year.”

Grants of Plan-Based Awards for the 2019 Fiscal Year

The following table includes information about awards granted to our NEOs during 2019, including 2019 STI Bonus awards, LTI performance unit awards, and LTI restricted unit awards.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas L Carter, Jr.	—	$1,700	$3,400	$1,606,800
	/19				76,067	152,135	304,270		$2,599,987
	2/7/19							152,135	2,599,987

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		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey P. Wood	—	$200,000	$400,000	$800,000
	2/7/19				38,443	76,887	153,774			$1,313,999
	2/7/19							76,887		1,313,999
Holbrook F. Dorn	—	$175,000	$350,000	$700,000
	2/7/19				33,645	67,290	134,580			$1,149,986
	2/7/19							67,290		$1,149,986
Brock Morris	—	$165,000	$330,000	$660,000
	2/7/19				24,868	49,736	99,472		$	,988
	2/7/19							49,736		$849,988
Steve Putman	—	$140,000	$280,000	$560,000
	/7/19				20,678	41,357	82,714			$06,791
	2/7/19							41,357		$706,791

(1)   Amounts in these columns represent the threshold, target, and maximum possible payouts for STI Bonus awards. The actual value of bonuses paid to our NEOs for 2019 under this program can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The compensation payable to the NEOs was reduced in 2020 to reflect current market conditions. See “—Compensation Discussion & Analysis—Actions Taken After the 2019 Fiscal Year.”

(2)   Amounts in these columns represent the number of LTI Performance Units granted in 2019 that would vest upon the achievement of a threshold, target, or maximum level of performance. The actual number of performance units that will vest will not be determinable until the close of the three-year vesting period on December 31, 2021 and will depend on per unit production levels and reserve amounts over that period. See “Compensation Discussion and Analysis—Elements of the Executive Compensation Program—Long-Term Incentives—LTI Performance Units” for more information regarding these LTI Performance Units. A pro-rated portion of the LTI Performance Units granted to Messrs. Dorn and Morris in 2019 were accelerated and vested in connection with stepping down from their respective roles, and the remainder of such awards were forfeited. See “—Potential Payments Upon Termination or a Change in Control—Dorn Separation Agreement” and “—Potential Payments Upon Termination or a Change in Control—Morris Separation Agreement.”

(3)   This column includes the number of LTI Restricted Units granted our NEOs during 2019. See “Compensation Discussion and Analysis—Elements of the Executive Compensation Program—Long-Term Incentives—LTI Restricted Units” for more information regarding these LTI Restricted Units. A pro-rated portion of the LTI Restricted Units granted to Messrs. Dorn and Morris in 2019 were accelerated and vested in connection with stepping down from their respective roles, and the remainder of such awards were forfeited. See “—Potential Payments Upon Termination or a Change in Control—Dorn Separation Agreement” and “—Potential Payments Upon Termination or a Change in Control—Morris Separation Agreement.”

(4)   The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718, and for the LTI Performance Units, is based upon probable outcome. Please see Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2019 for additional detail regarding assumptions underlying the value of these equity awards. The compensation payable to the NEOs was reduced in 2020 to reflect current market conditions. See “—Compensation Discussion & Analysis—Actions Taken After the 2019 Fiscal Year.”

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table reflects information regarding outstanding unvested common units held by our NEOs as of December 31, 2019.

	Unit Awards
Name	Number of Units that Have Not Vested (#)(1)	Market Value of Units that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(2)

Thomas L. Carter, Jr.
2018 LTI Performance Units			289,692	(6)	$3,580,593

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	Unit Awards
Name	Number of Units that Have Not Vested (#)(1)		Market Value of Units that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(2)
2019 LTI Performance Units				304,270	(7)	$3,760,777
2017 LTI Restricted Units	152,450	(3)	$1,884,282
2018 LTI Restricted Units	96,564	(4)	$1,193,531
2019 LTI Restricted Units	152,135	(5)	$1,880,389
Jeffrey P. Wood
2018 LTI Performance Units				139,274	(6)	$1,721,427
2019 LTI Performance Units				153,774	(7)	$1,900,647
2017 LTI Restricted Units	14,939	(3)	$184,646
2018 LTI Restricted Units	46,425	(4)	$573,813
2019 LTI Restricted Units	76,887	(5)	$950,323
Holbrook F. Dorn (8)
2018 LTI Performance Units				128,132	(6)	$1,583,712
2019 LTI Performance Units				134,580	(7)	$1,663,409
2017 LTI Restricted Units	21,308	(3)	$263,367
2018 LTI Restricted Units	42,711	(4)	$527,908
2019 LTI Restricted Units	67,290	(5)	$831,704
Brock Morris (8)
2018 LTI Performance Units				94,706	(6)	$1,170,566
2019 LTI Performance Units				99,472	(7)	$1,229,474
2017 LTI Restricted Units	15,750	(3)	$194,670
2018 LTI Restricted Units	31,569	(4)	$390,193
2019 LTI Restricted Units	49,736	(5)	$614,737
Steve Putman
2018 LTI Performance Units				78,750	(6)	$973,350
2019 LTI Performance Units				82,714	(7)	$1,022,345
2017 LTI Restricted Units	13,096	(3)	$161,867
2018 LTI Restricted Units	26,250	(4)	$324,450
2019 LTI Restricted Units	41,357	(5)	$511,173

(1)   The equity awards disclosed in this Outstanding Equity Awards at 2019 Fiscal Year-End table are denominated in common units.

(2)   Reflects the market value of our common units underlying each NEO’s equity awards, computed based on the adjusted closing price of our common units on December 31, 2019, which was $12.36 per common unit.

(3)   Each NEO’s outstanding 2017 LTI Restricted Units vested on January 7, 2020.

(4)   One half of each NEO’s outstanding 2018 LTI Restricted Units vested on January 7, 2020, and the remainder of each NEO’s outstanding 2018 LTI Restricted Units will vest on January 7, 2021, so long as the NEO remains employed by the General Partner or one of its affiliates on such dates.

(5)   One third of each NEO’s outstanding 2019 LTI Restricted Units vested on January 7, 2020, and the remainder of each NEO’s outstanding 2019 LTI Restricted Units will vest ratably on each of January 7, 2021 and January 7, 2022, so long as the NEO remains employed by the General Partner or one of its affiliates on such date.

(6)   Each NEO’s outstanding 2018 LTI Performance Units will become earned over the three-year performance period ending December 31, 2020 depending on the level of achievement of the applicable performance conditions and so long as the NEO remains continuously employed by the General Partner or one of its affiliates through such date. The number of units reported in this column assumes that our production and reserve percentages for the performance period are achieved at the maximum level, which may not be representative of the actual payouts that will occur upon the settlement of these 2018 LTI Performance Units, as such actual payouts may be significantly less.

(7)   Each NEO’s outstanding 2019 LTI Performance Units will become earned over the three-year performance period ending December 31, 2021 depending on the level of achievement of the applicable performance conditions and so long as the NEO remains continuously employed by the General Partner or one of its affiliates through such date. The number of units

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  reported in this column assumes that our production and reserve percentages for the performance period are achieved at the maximum level, which may not be representative of the actual payouts that will occur upon the settlement of these 2019 LTI Performance Units, as such actual payouts may be significantly less.

(8)   A pro-rated portion of the equity awards held by Messrs. Dorn and Morris were accelerated and vested in connection with stepping down from their respective roles, and the remainder of such awards were forfeited. See “—Potential Payments Upon Termination or a Change in Control—Dorn Separation Agreement” and “—Potential Payments Upon Termination or a Change in Control—Morris Separation Agreement.”

Option Exercises and Units Vested in the 2019 Fiscal Year

The following table provides information, on an aggregate basis, about the NEOs’ awards that vested during the fiscal year ended December 31, 2019. None of our NEOs hold any stock option awards.

	Units Awards
Name	Number of Units Acquired on Vesting (#) (1)	Value Realized on Vesting ($)(2)
Thomas L. Carter, Jr.	652,370	$9,066,637
Jeffrey P. Wood	112,456	$1,462,996
Holbrook F. Dorn	384,491	$5,618,993
Brock Morris	303,628	$4,462,208
Steve Putman	274,163	$4,058,271

(1)   This column does not include the number of common units each NEO received in connection with the December 31, 2018 vesting of the 2016 LTI Performance Units or the value realized following such vesting event, for which settlement occurred on February 26, 2019. Such numbers are as follows:

Name	Number of Units Acquired on Vesting of the 2016 LTI Performance Units	Value Realized on Vesting ($)(a)
Thomas L. Carter, Jr.	351,416	$4,800,343
Jeffrey P. Wood	16,801	$229,502
Holbrook F. Dorn	155,433	$2,123,215
Brock Morris	114,885	$1,569,329
Steve Putman	87,852	$1,200,058

(a)   The amounts reported in this column equal the number of common units vested multiplied by $13.66, the adjusted closing price of our common units on December 31, 2018.

(2)   The amounts reported in this column equal the number of common units vested multiplied by the adjusted closing price of our common units on the applicable vesting date, or, if the vesting date was not a trading day, the last trading day immediately prior to such date.

Pension Benefits and Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.

Potential Payments Upon Termination or a Change in Control

Each of our NEOs may be entitled to certain severance and other benefits upon a termination of employment under the terms of their respective award agreements and severance agreements, as described in further detail below. The description of the relevant terms of such award agreements and severance agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements and severance agreements previously filed.

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Severance Agreements

Each of our NEOs entered into a severance agreement with an affiliate of the General Partner in connection with the IPO or, for Mr. Wood, in connection with the commencement of his employment, that, among other things, provides for the payment of cash severance payments and benefits in the event the NEO’s employment is terminated under certain circumstances.

More specifically, each NEO’s severance agreement provides that if the NEO experiences a “qualifying termination,” then so long as the NEO executes (and does not revoke within any time provided to do so) a release in a form satisfactory to us within the applicable time period specified in the severance agreement, the NEO will receive the following severance payments and benefits: (a) a lump sum cash severance payment equal to the sum of: (i) an amount equal to 1.0 (or, in the case of Mr. Carter, 2.0) times the sum of the NEO’s annualized base salary and target annual bonus as in effect on the date of such termination (or, if such termination occurs within 24 months following a “change in control,” an amount equal to 2.0 (or, in the case of Mr. Carter, 3.0) times the sum of the NEO’s annualized base salary and target annual bonus as in effect on the date of such termination); (ii) a pro-rated portion of the NEO’s target bonus for the calendar year that includes the date of such termination; and (iii) any earned but unpaid bonus for the calendar year preceding the calendar year that includes the date of such termination; and (b) monthly cash reimbursement for the amount the NEO pays for continuation coverage under our affiliates’ group health plans for up to 12 months following such termination (or, if such termination occurs within 24 months following a change in control, for up to 24 months following such termination).

Under each severance agreement:

  “cause” generally means a determination by two-thirds of the Board that the applicable NEO has: (a) willfully and continually failed to substantially perform the officer’s duties; (b) willfully engaged in conduct that is demonstrably and materially injurious to us or any of our affiliates; (c) been convicted of, or has plead guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony; (d) committed  an act of fraud, or material embezzlement or material theft; or (e) materially breached any of the officer’s obligations under the severance agreement or any other written agreement entered into between the officer and us or any of our affiliates;
  “good reason” generally means the occurrence of any of the following events without the applicable NEO’s written consent: (a) a reduction in the officer’s total compensation other than a general reduction in compensation that affects all similarly situated employees in substantially the same proportions; (b) a relocation of the officer’s principal place of employment by more than 50 miles; (c) a material breach by us or any of our affiliates of the severance agreement or any other written agreement with the officer; (d) a material, adverse change in the officer’s title, authority, duties or responsibilities; (e) a material adverse change in the reporting structure applicable to the officer; (f) following a change in control, the failure to continue (or the taking of any action that adversely affects the officer’s participation in) any benefit plan or compensation arrangement in which the officer was participating immediately prior to such change in control; or (g) in the case of Mr. Carter, the General Partner’s failure to nominate Mr. Carter for election to the Board and to use its best efforts to have Mr. Carter elected and re-elected, as applicable;
  “change in control” generally means (a) the acquisition of beneficial ownership of more than 50% of our common units and subordinated units; (b) the complete liquidation of the partnership; (c) the sale of all or substantially all of our assets to any person other than one of our affiliates; (d) the occurrence of a transaction resulting in the General Partner or one of its affiliates ceasing to be our sole general partner; (e) the failure of the individuals who constitute the “incumbent board” of the General Partner to constitute at least a majority of the Board; or (f) the occurrence of a transaction resulting in us ceasing to own, directly or indirectly, 100% of the outstanding equity interests of the General Partner; and
  “qualifying termination” generally means a termination without “cause” (other than a termination due to death or disability) or the NEO’s resignation for “good reason.”

The severance agreements also contain certain restrictive covenants pursuant to which our NEOs recognize an obligation to comply with, among other things, certain confidentiality covenants and covenants not to compete in a

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defined market area with us or any of our affiliates or solicit any of our affiliates’ employees, in each case, during the term of the agreement and for a period of one year (or, in the case of Mr. Carter, two years) thereafter.

LTI Award Agreements

Under each NEO’s LTI performance unit award agreements, if the NEO experiences a “qualifying termination” that is not within 24 months following a “change of control,” subject to the NEO’s execution and non-revocation of a release, the performance period shall be deemed to have ended as of the date of such termination and a pro-rated portion of the NEO’s performance units will become earned based on actual performance through the date of such termination. If a NEO’s employment is terminated as a result of the NEO’s “disability” or death or if the “qualifying termination” occurs within 24 months following a “change of control,” the NEO’s performance units will become earned based on actual performance through the date of such termination and assuming target performance for the remainder of the performance period. In each case, the NEO will also be entitled to receive additional common units equal to the value of the cumulative amount of cash distributions that would have been paid to the NEO by us in respect of a common unit if the NEO had held a common unit during the period commencing on the date of grant of the performance units and ending on the date of termination of the NEO’s employment.

Under each NEO’s LTI restricted unit award agreements, if the NEO experiences a “qualifying termination,” subject to the NEO’s compliance with a release requirement, a pro-rated portion of the NEO’s unvested common units will become vested as of such termination, so long as the NEO has remained continuously employed between the date of grant through the date of such termination of employment; provided that if such termination of employment occurs within 24 months following a “change of control” or such termination occurs as a result of the NEO’s “disability” or death, all of the NEO’s unvested common units will become vested as of such termination.

For purposes of the LTI award agreements for both the performance units and the restricted units described above, “change of control,” “disability” and “qualifying termination” generally have the same meanings provided above under the severance agreements.

The table below discloses the amount of compensation and/or other benefits due to the NEOs in the event of their termination of employment, including, but not limited to, in connection with a change in control, assuming the termination occurred on December 31, 2019.

Name	Termination without Cause or Resignation for Good Reason without a Change in Control	Termination without Cause or Resignation for Good Reason within 24 months following a Change In Control	Death or Disability
Thomas L. Carter, Jr.
Cash Severance (1)	$3,749,200	$5,222,100	$—
Equity Acceleration (2)	$4,954,889	$8,783,177	$8,783,177
DER True Up Payment Value (3)	$379,928	$666,452	$666,452
Continued Medical Coverage (4)	$22,492	$44,984	$—
TOTAL	$9,106,509	$14,716,713	$9,449,629
Jeffrey P. Wood
Cash Severance (1)	$1,200,000	$2,000,000	$—
Equity Acceleration (2)	$1,704,679	$3,594,276	$3,594,276
DER True Up Payment Value (3)	$184,532	$325,985	$325,985
Continued Medical Coverage (4)	$37,841	$75,681	$—
TOTAL	$3,127,052	$5,995,942	$3,920,261
Holbrook F. Dorn
Cash Severance (1)	$1,050,000	$1,750,000	$—
Equity Acceleration (2)	$1,632,447	$3,314,779	$3,379
DER True Up Payment Value (3)	$168,044	$294,774	$294,774
Continued Medical Coverage (4)	$37,841	$75,681	$—
TOTAL	$2,888,332	$5,435,234	$3,609,553

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Name	Termination without Cause or Resignation for Good Reason without a Change in Control	Termination without Cause or Resignation for Good Reason within 24 months following a Change In Control	Death or Disability
Brock Morris
Cash Severance (1)	$990,000	$1,650,000	$—
Equity Acceleration (2)	$1,206,583	$2,450,061	$2,,061
DER True Up Payment Value (3)	$124,207	$217,880	$217,880
Continued Medical Coverage (4)	$32,730	$65,459	$—
TOTAL	$2,353,520	$4,383,400	$2,667,941
Steve Putman
Cash Severance (1)	$840,000	$1,400,000	$—
Equity Acceleration (2)	$1,003,298	$2,037,274	$2,037,274
DER True Up Payment Value (3)	$103,280	$181,169	$181,169
Continued Medical Coverage (4)	$37,841	$75,681	$—
TOTAL	$1,984,419	$3,694,124	$2,218,443

(1)   The amounts reported in this row are equal to the product of (i) the applicable multiplier and (ii) the sum of the NEO’s base salary at the time of termination and target STI Bonus at the time of termination, together with a pro-rata target STI Bonus for the year of the termination and paid in a lump-sum, as described in the narrative above. Assuming a December 31, 2019 termination of employment, the pro-rata target STI Bonus is equal to the full target STI Bonus for 2019.

(2)   The amounts reported in this row were calculated by multiplying the number of LTI Performance Units and LTI Restricted Units that would accelerate under the applicable termination scenario by $12.36, the adjusted closing price of our common units on December 31, 2019. For purposes of this table, actual performance as of December 31, 2019 was used in the applicable formulas as described above under “—LTI Award Agreements” to calculate the value of the 2018 and 2019 LTI Performance Units that would accelerate and become vested upon certain terminations of employment. Any actual payout received will be determined by the Compensation Committee at the time the NEO actually terminates in accordance with the terms of the applicable agreement. In addition to the amounts disclosed above, upon a termination of employment on December 31, 2019, the NEOs would have been entitled to receive the 2017 LTI Performance Units that vested on such date but were not settled until February 25, 2020, the number and value of which is included in the “Option Exercises and Units Vested in the 2019 Fiscal Year” table above but is also set forth below for clarity.

Name	Number of Units Acquired on Vesting of the 2017 LTI Performance Units	Value Realized on Vesting ($)(a)
Thomas L. Carter, Jr.	227,285	$2,809,243
Jeffrey P. Wood	70,479	$871,120
Holbrook F. Dorn	100,529	$1,242,538
Brock Morris	74,305	$918,410
Steve Putman	61,786	$763,675

(a)   The amounts reported in this column equal the number of 2017 LTI Performance Units that vested on December 31, 2019, multiplied by $12.36, the adjusted closing price of our common units on December 31, 2019.

(3)   The amounts reported in this row are calculated based on the distributions paid to our unitholders with respect to each outstanding common unit during the applicable performance period multiplied by the number of performance units which would accelerate upon the applicable termination scenario.

(4)   The continued medical coverage amount is based on 2019 premiums and each NEO’s elected coverage for medical, dental, and vision insurance, which is assumed for purposes of this table to remain the same for 12 months and 24 months, as applicable.

Dorn Separation Agreement

On February 24, 2020 (the “Dorn Separation Date”), Mr. Dorn stepped down from his position as Senior Vice President, Business Development of the General Partner, and on March 6, 2020, Mr. Dorn, Black Stone Natural

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Resources Management Company and the General Partner entered into a Separation Agreement and General Release of Claims (the “Dorn Separation Agreement”).  Under the Dorn Separation Agreement, Mr. Dorn became entitled to receive the following benefits pursuant to the terms of his severance agreement and the applicable equity award agreements, in each case, following his execution and non-revocation of a release of claims in favor of us and subject to his continued compliance with the terms of the Dorn Separation Agreement:

  Lump-sum cash payment equal to $752,596, payable no later than 70 days following the Dorn Separation Date;
  Fully subsidized continuation coverage for Mr. Dorn, his spouse and his eligible dependents under the Company’s group health plans pursuant to COBRA for 12 months following the Dorn Separation Date, or if earlier, the date Mr. Dorn becomes covered under the group health plan of another employer.
  Accelerated vesting of 3,696 LTI Restricted Units; and
  Deemed satisfaction of the applicable service requirement with respect to 77,578 LTI Performance Units, which were accelerated and vested upon the separation date, and receipt of the $206,543 of accrued distribution-equivalent rights with respect to such performance units.

The Dorn Separation Agreement reaffirms those confidentiality, non-competition, non-solicitation and non-disparagement covenants set forth in Mr. Dorn’s severance agreement; however, Mr. Dorn has agreed to increase the prohibited period applicable to such non-competitions covenants to 24 months following February 24, 2020, in exchange for a reduction in the size of the restricted area applicable to Mr. Dorn’s non-competition covenant pursuant to his severance agreement.

The table below quantifies the value of the payments and benefits received by Mr. Dorn pursuant to the Dorn Separation Agreement.

Name	Received at Separation ($)
Holbrook F. Dorn
Cash Severance	$752,596
COBRA Subsidy (1)	$37,841
LTI Equity Acceleration (2)	$542,098
DER True Up Payment Value (3)	$206,543
Total	$1,539,078

(1)   The COBRA reimbursement amount is based on the premium in effect on the Dorn Separation Date and Mr. Dorn’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the 12-month period for which the COBRA reimbursement would be available.

(2)   These amounts are calculated by multiplying the number of LTI Restricted Units and LTI Performance Units that vested upon Mr. Dorn’s separation by $6.67, the closing price of our common units on the seventh day following Mr. Dorn’s execution of the Dorn Separation Agreement (the date upon which such equity awards were accelerated pursuant to the terms of the Dorn Separation Agreement).

(3)   The amounts reported in this row are calculated based on the distributions paid to Mr. Dorn with respect to each outstanding common unit during the applicable performance period multiplied by the number of performance units that were accelerated following the Dorn Separation Date.

Morris Separation Agreement

On February 24, 2020 (the “Morris Separation Date”), Mr. Morris stepped down from his position as Senior Vice President, Engineering and Geology of the General Partner, and on March 6, 2020, Mr. Morris, Black Stone Natural Resources Management Company and the General Partner entered into a Separation Agreement and General Release of Claims (the “Morris Separation Agreement”).  Under the Morris Separation Agreement, Mr. Morris became entitled to receive the following benefits pursuant to the terms of his severance agreement and the applicable equity award agreements, in each case, following his execution and non-revocation of a release of claims in favor of us and subject to his continued compliance with the terms of the Morris Separation Agreement:

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  Lump-sum cash payment equal to $709,590, payable no later than 70 days following the Morris Separation Date;
  Fully subsidized continuation coverage for Mr. Morris, his spouse and his eligible dependents under the Company’s group health plans pursuant to COBRA for 12 months following the Morris Separation Date, or if earlier, the date Mr. Morris becomes covered under the group health plan of another employer.
  Accelerated vesting of 2,733 LTI Restricted Units; and
  Deemed satisfaction of the applicable service requirement with respect to 57,341 LTI Performance Units, which were accelerated and vested upon the separation date, and receipt of the $152,663 of accrued distribution-equivalent rights with respect to such performance units.

The Morris Separation Agreement reaffirms those confidentiality, non-competition, non-solicitation and non-disparagement covenants set forth in Mr. Morris’s severance agreement; however, Mr. Morris has agreed to increase the prohibited period applicable to such non-competitions covenants to 24 months following February 24, 2020, in exchange for a reduction in the size of the restricted area applicable to Mr. Morris’s non-competition covenant pursuant to his severance agreement.

The table below quantifies the value of the payments and benefits received by Mr. Morris pursuant to the Morris Separation Agreement.

Name	Received at Separation ($)
Brock Morris
Cash Severance	$709,590
COBRA Subsidy (1)	$32,730
LTI Equity Acceleration (2)	$400,694
DER True Up Payment Value (3)	$152,663
Total	$1,295,677

(1)   The COBRA reimbursement amount is based on the premium in effect on the Morris Separation Date and Mr. Morris’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the 12-month period for which the COBRA reimbursement would be available.

(2)   These amounts are calculated by multiplying the number of LTI Restricted Units and LTI Performance Units that vested upon Mr. Morris’s separation by $6.67, the closing price of our common units on the seventh day following Mr. Morris’s execution of the Morris Separation Agreement (the date upon which such equity awards were accelerated pursuant to the terms of the Morris Separation Agreement).

(3)   The amounts reported in this row are calculated based on the distributions paid to Mr. Morris with respect to each outstanding common unit during the applicable performance period multiplied by the number of performance units that were accelerated following the Morris Separation Date.

Director Compensation

Officers or employees of the General Partner or any of its affiliates who also serve as directors of the General Partner will not receive additional compensation for such service. Each director of the General Partner who is not an officer or employee of the General Partner or any of its affiliates receives the following cash compensation:

  an annual base retainer fee of $75,000 per year;
  an additional retainer of $25,000 per year if such director serves as the Lead Director;
  an additional retainer of $20,000 per year if such director serves as the chair of the Audit Committee;
  an additional retainer of $15,000 per year if such director serves as the chair of the Compensation Committee; and
  an additional retainer of $10,000 per year if such director serves as the chair of any other committee.
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In addition to cash compensation, our non-employee directors receive annual equity-based compensation under the LTIP consisting of fully vested common units. Such awards have an aggregate grant date value equal to approximately $175,000 and will be subject to the terms and conditions of the LTIP and the award agreements pursuant to which such awards are granted. In the year in which a new non-employee director is elected to the Board for the first time, such director will also receive a one-time initial award under the LTIP with a grant date value equal to $100,000, subject to the terms and conditions of the LTIP and the award agreement pursuant to which such award is granted.

The compensation payable to our non-employee directors was reduced in 2020 to reflect current market conditions. See “—Compensation Discussion & Analysis—Actions Taken After the 2019 Fiscal Year.”

All retainers are paid in cash on a quarterly basis in arrears, subject to a non-employee director’s election to instead receive such retainers in the form of fully vested common units, and are pro-rated for partial years of service. Our non-employee directors do not receive any meeting fees, but each director is reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of the Board or its committees and (ii) travel and miscellaneous expenses related to participation in general education and orientation programs for directors.

Director Compensation Table

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Unit Awards ($)(2)	Total ($)
William G. Bardel	$98,961	$174,556	$273,517
Carin M. Barth	$95,000	$174,556	$269,556
D. Mark DeWalch	$75,000	$174,556	$249,556
Ricky J. Haeflinger (3)	$75,000	$174,556	$249,556
Jerry V. Kyle, Jr.	$75,000	$174,556	$249,556
Michael C. Linn	$75,000	$174,556	$249,556
John H. Longmaid	$75,000	$174,556	$249,556
William N. Mathis	$85,000	$174,556	$259,556
Alexander D. Stuart	$88,441	$174,556	$262,997
Allison K. Thacker	$75,000	$174,556	$249,556
William Randall	$75,000	$174,556	$249,556

(1)    Includes annual cash retainer fee and committee chair fees for each non-employee director during fiscal 2019, as more fully explained above. Messrs. Bardel, Kyle, Mathis, Stuart, and Randall elected to receive their retainer and meeting fees in fully vested common units in lieu of cash.

(2)   The amounts reflected in this column represent the grant date fair value of fully vested common units granted to the non-employee directors of the General Partner in January 2019, computed in accordance with FASB ASC Topic 718.  The number of common units granted to each non-employee director was determined by dividing $175,000 by the closing price of our common units on the date immediately preceding the date these awards were approved.  There was no incremental fair value associated with the fully vested common units Messrs. Bardel, Kyle, Mathis, Stuart, and Randall received in lieu of cash during the 2019 fiscal year.  See Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2019 for additional detail regarding assumptions underlying the value of these equity awards. None of the non-employee directors held unvested common units as of December 31, 2019.

(3)   Mr. Haeflinger has agreed or is obligated to transfer all or a portion of the compensation payable to him for his service on the Board to the Mayo Clinic.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common units that may be issued under equity compensation plans as of December 31, 2019:

	(a)	(b)	(c)
	Number of securities to be issuedvupon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	2,338,570	$—	7,094,214
Total	2,338,570		7,094,214

(1)   This column reflects the maximum number of common units subject to performance unit awards granted under the LTIP outstanding and unvested as of December 31, 2019. Because the number of common units to be issued upon settlement of outstanding performance unit awards is subject to performance conditions, the number of common units actually issued may be substantially less than the number reflected in this column. This column also reflects the actual number of common units earned with respect to the 2017 LTI Performance Units that were vested but not yet settled as of December 31, 2019. No options or warrants have been granted under the LTIP.

(2)   No options have been granted under the LTIP and performance unit awards reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)   This column reflects the total number of common units remaining available for issuance under the LTIP.

Our only equity compensation plan is the LTIP. The LTIP was approved by the General Partnership prior to our initial public offering but has not been approved by our public unitholders. Please read Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2019 for a description of our equity compensation plans. In addition, a detailed description of the terms of the LTIP is available in our registration statement on Form S-1, last filed on April 22, 2015 under the heading “Executive Compensation and Other Information—Long Term Incentive Plan.”

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than the Chief Executive Officer) and the annual total compensation of Thomas L. Carter, Jr., our Chief Executive Officer (our “CEO”).

For the 2019 fiscal year, our last completed fiscal year:

  The annual total compensation of the median employee of all employees of our company (other than the CEO) was $137,039; and
  The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $6,609,541.
  Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than the CEO) was reasonably estimated to be 48 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

  We determined that, as of December 31, 2019, our employee population consisted of approximately 115 individuals with all these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2020 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees, as we do not have seasonal workers, but this population excluded employees on leave as of the date of determination. While we retained independent contractors during the 2019 fiscal year, it was determined that these individuals were not employees for purposes of Item 402(u) of Regulation S-K because these individuals are not considered employees for U.S. federal income tax purposes.
  We selected December 31, 2019 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner and allowed for the inclusion of certain bonuses that are paid on December 31 for the most complete picture of employee compensation.
  We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages and cash bonuses reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2019. Equity awards were excluded from the methodology because they are not provided to our entire employee population.
  We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.
  After we identified our median employee, we combined all the elements of such employee’s compensation for the 2019 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $137,039. The difference between such employee’s salary, wages, overtime pay and cash bonuses and the employee’s annual total compensation represents the contributions in the amount of $5,624 that we made on the employee’s behalf to our 401(k) plan for the 2019 fiscal year.
  With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information regarding the beneficial ownership of our common and Series B preferred units as of April 20, 2020 by:

  the General Partner;
  each of the General Partner’s directors, director nominees, and named executive officers;
  each unitholder known by us to beneficially hold 5% or more of such classes of units; and
  all of the General Partner’s directors, director nominees, and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the address for each beneficial owner listed below is 1001 Fannin Street, Suite 2020, Houston, Texas 77002.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Black Stone Minerals GP, L.L.C. (1)	—	—
Carter 2221, Ltd. (2)	11,481,503	5.6%
Thomas L. Carter, Jr. (3)	13,443,185	6.5%
Jeffrey P. Wood (4)	315,784	*
Holbrook F. Dorn (5)	1,049,737	*
Brock Morris (6)	493,159	*
Steve Putman (7)	415,552	*
William G. Bardel (8)	399,297	*
Carin M. Barth	60,493	*
D. Mark DeWalch (9)	245,536	*
Ricky J. Haeflinger (10)	5,721,137	2.8%
Jerry V. Kyle, Jr. (11)	807,985	*
Michael C. Linn	126,196	*
John H. Longmaid (12)	3,765,083	1.8%
William N. Mathis (13)	3,499,705	1.7%
William E. Randall (14)	4,077,189	2.0%
Alexander D. Stuart (15)	9,045,107	4.4%
Allison K. Thacker (16)	7,371,931	3.6%
Directors, director nominees, and executive officers as a group (16 people)	50,889,792	24.6%

*     Less than 1%

(1)   Black Stone Minerals GP, L.L.C., the General Partner, owns 205,000 common units; these units are not included in the beneficial ownership table or in total units outstanding because this entity is our wholly owned subsidiary.

(2)   Carter2221, Ltd. is a family partnership, of which our Chairman and Chief Executive Officer, Thomas L. Carter, Jr., serves as the general partner.

(3)   Mr. Carter has sole voting power over 13,070,146 common units, including all units held by Carter2221, Ltd., described above. He shares voting power over an aggregate of 373,039 common units held by trusts for the benefit of Mr. Carter’s children and grantor retained annuity trusts formed by Mr. Carter and his spouse. Mr. Carter’s ownership also includes 253,192 unvested restricted common units issued as equity-based compensation.

(4)   Includes 164,091 unvested restricted common units issued as equity-based compensation.

(5)   Mr. Dorn’s employment ended in February 2020, and his ownership is calculated as of March 13, 2020, the date on which units vested pursuant to a separation agreement.

(6)   Mr. Morris’s employment ended in February 2020, and his ownership is calculated as of March 13, 2020, the date on which units vested pursuant to a separation agreement.

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(7)   Includes 88,903 unvested restricted common units issued as equity-based compensation.

(8)   Mr. Bardel has shared voting and investment power over 44,846 common units owned by a family member.

(9)   Mr. DeWalch has shared voting and investment power over 40,809 common units held by a trust, of which he serves as co-trustee. He also has shared voting and investment power over 17,066 common units held by family members.

(10) Mr. Haeflinger has shared voting and investment power over an aggregate of 5,711,137 common units owned by Mayo Clinic and Mayo Clinic Master Retirement Trust, as to which he disclaims beneficial ownership.

(11)  Mr. Kyle has shared voting and investment power over an aggregate of 600,270 common units held by two trusts, of which he serves as co-trustee and beneficiary. He also has shared voting and investment power over an aggregate of 4,000 common units held by four trusts, of which he serves as co-trustee.

(12) Mr. Longmaid has sole voting and investment power over 2,441,278 common units, of which he serves as trustee. He also shares investment and voting power over 1,323,805 common units held by two trusts, of which he is a beneficiary.

(13)  Mr. Mathis has sole voting and investment power over an aggregate of 2,687,324 common units held by WM Capital Partners, L.P., Conti Street Partners, L.P., and Conti Street Minerals, L.P. He has shared voting and investment power over an aggregate of 436,816 common units held by four trusts, of which he serves as trustee. Mr. Mathis also has shared voting and investment power over 235,032 common units held by a trust, of which he serves as co-trustee.

(14)  Mr. Randall has shared voting and investment power of 4,003,222 common units held by RFG Mineral Company Ltd., as to which he disclaims beneficial ownership, except to the extent of his pecuniary interest.

(15) Mr. Stuart has sole voting and investment power over an aggregate of 8,151,009 common units owned by North Star Oil & Gas, Topsfield Energy, Ltd., and RDS Investments, L.P. He also shares voting and investment power over 187,462 common units held by two trusts, of which he serves as co-trustee.

(16) Ms. Thacker has shared voting and investment power over 7,266,343 common units held by William Marsh Rice University, as to which she disclaims beneficial ownership. Ms. Thacker serves as Chief Investment Officer of an affiliate of that entity. Ms. Thacker also has shared voting and investment power over 25,000 common units held by a trust.

Name of Beneficial Owner	Series B Preferred Units Beneficially Owned(1)	Percentage of Series B Preferred Units Beneficially Owned (2)
Mineral Royalties One, L.L.C. (3)	14,711,219	100.0%

(1)   The Series B preferred units vote on an as-converted basis with our common units and have certain other class voting rights with respect to, among other things, any amendment to the Partnership Agreement or our certificate of limited partnership that would be materially adverse to any of the rights, preferences, or privileges of the Series B preferred units. Each holder may elect to convert all or any portion of its Series B preferred units into common units on a one-for-one basis, subject to customary anti-dilution adjustments and an adjustment for any distributions that have accrued but not been paid when due, at any time after the second anniversary of November 28, 2017. Under certain conditions, we may elect to convert all or any portion of the Series B preferred units into common units at any time after the second anniversary of November 28, 2017. We may also may elect to redeem the Series B preferred units at any time during the 90-day period beginning on the sixth anniversary of November 28, 2017 at a redemption price equal to 105% of $20.3926 (the “Issue Price”) plus any accrued and unpaid distributions on the applicable Series B preferred units, and at any time during the 90-day period beginning on each Readjustment Date (as defined in the Partnership Agreement) at a redemption price payable wholly in cash equal to the Issue Price plus any accrued and unpaid distributions on the applicable Series B preferred units.

(2)  Percentages based upon 14,711,219 Series B preferred units issued and outstanding as of April 20, 2020.

(3)  Mineral Royalties One, L.L.C. is the record holder of 14,711,219 Series B Cumulative Convertible Preferred Units. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on Nasdaq. The Carlyle Group L.P. is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of TC Group CEMOF II, L.L.C., which is the general partner of CEMOF II General Partner, L.P., which is the general partner of CEMOF II AIV, L.P., which is the managing member of Mineral Royalties One, L.L.C. Accordingly, each of these entities may be deemed to share beneficial ownership of the Series B Cumulative Convertible Preferred Units owned of record by Mineral Royalties One, L.L.C. The address of CEMOF II General Partner, L.P. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The address of each of the other persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

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PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of the General Partner has appointed Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020. Ernst & Young served as our independent registered public accounting firm for the year ended December 31, 2019.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they choose to do so. They will also be available to respond to appropriate questions and inquiries from unitholders.

Unitholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required by the Partnership Agreement or otherwise. We have submitted ratification to a vote of the unitholders because we believe it is consistent with best practices in corporate governance to do so. If the unitholders fail to ratify the selection, the Audit Committee will reconsider the retention of that firm but may retain such independent registered public accounting firm regardless. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our unitholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

Audit and Other Fees

For the years ended December 31, 2019 and 2018, consolidated fees billed to us by Ernst & Young, our independent registered public accounting firms for those periods, were as follows (in thousands):

	Year Ended December 31,
Fees Paid	2019	2018
Audit Fees (1)	$1,002	$1,076
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	2
Total	$1,002	$1,078

(1)    Audit Fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements, including those included in our Annual Report on Form 10-K, and a review of interim financial statements, including those included in our Quarterly Reports on Form 10-Q, (ii) the filing of our Shelf Registration Statements on Form S-3, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.

(2)    Audit-Related Fees consist of the aggregate fees billed for professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial services.

(3)    Tax Fees consist of the aggregate fees billed for professional services rendered in connection with tax compliance, tax advice, and tax planning.

(4)    Other Fees consist of aggregate fees billed for professional services rendered by the principal accountant that are not included in Audit Fees, Audit-Related Fees, or Tax Fees.

As outlined in its charter, the Audit Committee of the Board of the General Partner is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between us and our independent auditors. For the year ended December 31, 2019, the Audit Committee pre-approved 100% of the services described above.

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PROPOSAL 3 — NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A(a)(1) of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords the limited partners a vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies, compensation of the Board, or our compensation policies as they relate to risk management.

We believe the Partnership’s success is dependent on our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality employees. The Compensation Committee believes that our current executive compensation program reflects a pay-for-performance philosophy and aligns the interests of our executive officers and the limited partners. Our core executive compensation practices are summarized below:

What We Do		What We Don’t Do
✓	Link annual incentives to the achievement of pre-established performance goals	×	Tax gross ups
✓	Emphasize long-term performance	×	“Single trigger” change-in-control payments
✓	Provide 50% of our long-term compensation in the form of performance-based incentives	×	Excessive perquisites
✓	Regularly evaluate the risks of our compensation programs	×	Hedging of Partnership units
✓	Maintain an independent Compensation Committee	×	Guaranteed minimum bonus payments for executive officers
✓	Engage an independent compensation consultant	×	Automatic increases in executive base salary or lock-step changes in compensation based on peer group levels or metrics
✓	Maintain a clawback policy	×	Repricing or buyout of underwater options without unitholder approval
✓	Emphasize performance-based, at risk compensation
✓	Maintain robust unit ownership and retention guidelines
✓	Hold an annual say-on-pay advisory vote

The Board of the General Partner invites you to review carefully the “Executive Compensation and Other Information” section and asks that you cast your vote to endorse our executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to the Partnership’s named executive officers, as disclosed in the 2020 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Pursuant to the Partnership Agreement, this proposal requires approval by a majority of the votes cast by the unitholders entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on this proposal. While this vote does not bind the Board to any particular action, the Board values the input of the limited partners and will take into account the outcome of this vote in considering future compensation arrangements. We include this limited partner advisory vote annually, and we expect that the next such vote will occur at the 2021 Annual Meeting of Limited Partners.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION REGARDING EXECUTIVE COMPENSATION.

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AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Black Stone Minerals, L.P. (the “Partnership”) specifically incorporates such information by reference in such filing.

The Board of Directors of the Partnership’s general partner (the “Board”) has determined that all current Audit Committee members are (i) independent, as defined in Rule 10A-3 promulgated under the Exchange Act, (ii) independent under the standards set forth by the New York Stock Exchange, and (iii) financially literate. In addition, Ms. Carin M. Barth qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The Audit Committee has reviewed and discussed with the Partnership’s management the audited consolidated financial statements in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019. The Audit Committee discussed with Ernst & Young, the Partnership’s independent registered public accounting firm for the year ended December 31, 2019, matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Ernst & Young also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young the firm’s independence.

Based on the Audit Committee’s discussions with management and Ernst & Young, and the Audit Committee’s review of the report of Ernst & Young to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

The Audit Committee:

Carin M. Barth

Ricky J. Haeflinger

Jerry V. Kyle, Jr.

William E. Randall

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OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the unitholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES FOR THE 2021 ANNUAL MEETING

If our 2021 Annual Meeting is held within 30 days before or 70 days after June 18, 2021, in order to nominate a person for election to the Board of the General Partner, notice must be received in writing by our Investor Relations Department at our principal executive offices at 1001 Fannin Street, Suite 2020, Houston, Texas 77002, no later than the close of business on March 20, 2021, and no earlier than February 19, 2021. If our 2021 Annual Meeting is held more than 30 days before or 70 days after June 18, 2021, the nomination notice must be received in writing by our Investor Relations Department at the address listed above not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made by us or the General Partner. All such unitholder nominations must also be otherwise eligible for election under the terms set forth in the Partnership Agreement. For additional information, please read “Governance Matters—Director Nominations.”

Any unitholder who wishes to submit a proposal for inclusion in the proxy materials and for presentation at the 2021 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, unitholder proposals should be received by our Investor Relations Department not later than December 31, 2020. Any unitholder who wishes to submit a proposal for inclusion in the proxy materials for our 2021 Annual Meeting must submit such proposal by the date referred to above, or it will be considered untimely.

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ANNUAL MEETING OF LIMITED PARTNERS OF BLACK STONE MINERALS, L.P. June 18, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card, and Black Stone Minerals, L.P.’s Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/20065 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 21030300000000000000 4 061820 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 2. Ratification of the appointment of Ernst & Young LLP as Black Stone Minerals, L.P.’s independent registered public accounting firm for the year ending December 31, 2020. 1. Election of directors to the board of directors of Black Stone Minerals, L.P.’s general partner, each to serve until the 2021 annual meeting of limited partners and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal: NOMINEES: AGAINST FOR FOR ALL NOMINEES ABSTAIN WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) Carin M. Barth Thomas L. Carter, Jr. D. Mark DeWalch Jerry V. Kyle, Jr. Michael C. Linn John H. Longmaid William N. Mathis William E. Randall Alexander D. Stuart Allison K. Thacker3. Approval on a non-binding advisory basis, of the compensation of the executive officers of Black Stone Minerals, L.P.’s general partner for the year ended December 31, 2019.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2, and FOR Proposal 3. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Unitholder Date: INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (). To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet. Date: Signature of Unitholder Note: Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BLACK STONE MINERALS, L.P. Proxy for Annual Meeting of Limited Partners on June 18, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Thomas L. Carter, Jr. and Steve Putman, and each of them, with full power of substitution and power to act alone, as proxies to vote all the units which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Limited Partners of Black Stone Minerals, L.P., to be held on June 18, 2020 at 12:00 p.m., Central Time, via live webcast at https://web.lumiagm.com/255252993 (password: bsmvirt20), and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 1.1 14475